SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders, which will be held on Friday, May 3, 2013, at 10:00 A.M., at our corporate headquarters located at 1050 Winter Street, Waltham, Massachusetts. The notice of meeting and proxy statement that follow describe the business to be conducted at that meeting.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to vote in one of the following three ways: (1) by requesting a paper copy of the proxy card, signing and dating the proxy card and returning it where indicated, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or have voted via the Internet or by telephone.

For the Board of Directors,

Rory J. Cowan

Chairman, Chief Executive Officer and President

LIONBRIDGE TECHNOLOGIES, INC.

1050 WINTER STREET

WALTHAM, MASSACHUSETTS 02451

(781) 434-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, MAY 3, 2013

To the Stockholders of Lionbridge Technologies, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), will be held at 10:00 A.M, Eastern Time, on Friday, May 3, 2013, at the Company’s corporate headquarters at 1050 Winter Street, Waltham, Massachusetts 02451, to consider and act upon the following proposals:

1. Elect two (2) members to our Board of Directors to serve for a three-year term as Class II Directors (the “Class II Directors”);

2. Adopt and approve an amendment to the 2011 Stock Incentive Plan (the “Plan”) to increase the number of shares available under the Plan from 4,500,000 to 8,500,000, an increase of 4,000,000 shares;

3. Conduct a non-binding “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and narrative disclosures in the accompanying Proxy Statement; and

4. Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013.

The Board of Directors has fixed the close of business on March 8, 2013, as the record date for the determination of the Lionbridge stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. SEC rules allow us to furnish proxy materials to our stockholders on the internet. Accordingly, you can access proxy materials and vote at www.proxyvote.com. You may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone you must have a stockholder identification number which is being mailed to you on a Notice Regarding the Availability of Proxy Materials. If you have requested a proxy card by mail, you may vote by signing, voting and returning that proxy card to the address indicated.

You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

Properly executed proxies will be voted in accordance with the specifications on the proxy card. A list of stockholders entitled to vote will be available for inspection at our offices, located at 1050 Winter Street, Waltham, Massachusetts, for a period of ten (10) days prior to the Annual Meeting. Executed proxies with no instructions indicated thereon will be voted FOR approval of the matters set forth in this Notice of Annual Meeting of Stockholders.

By Order of the Board of Directors,

Margaret A. Shukur,

Secretary

Waltham, Massachusetts

March 22, 2013

YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO APRIL 20, 2013 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT.

PROXY STATEMENT

March 22, 2013

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge” or the “Company”), for use at the Company’s Annual Meeting of Stockholders to be held on Friday, May 3, 2013 (the “Annual Meeting”) at 10:00 A.M., local time, at the Company’s corporate headquarters and principal executive offices at 1050 Winter Street, Waltham, Massachusetts 02451, or at any postponements or adjournments thereof. The purpose of the Annual Meeting is to:

1. Elect two members to our Board of Directors to serve for a three-year term as Class II Directors (the “Class II Directors”);

2. Adopt and approve an amendment to the 2011 Stock Incentive Plan (the “Plan”) to increase the number of shares available under the Plan from 4,500,000 to 8,500,000, an increase of 4,000,000 shares;

3. Consider a non-binding “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in this proxy statement;

4. Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013.

This Proxy Statement and form of proxy will be made available to stockholders on or about March 22, 2013.

Only stockholders of record at the close of business on March 8, 2013 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, an aggregate of 64,997,052 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

Execution of a proxy will not in any way affect your right as a stockholder to attend the Annual Meeting and vote in person. Any proxy may be revoked by you at any time before its exercise by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451, Attention: Corporate Secretary, at or before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

In the election of the Class II Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock, in person or represented by proxy, and voting on each such matter is required. An automated system administered by the Company’s transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker “non-votes” are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. The election of directors (Proposal 1), the amendment to the Stock Plan (Proposal 2) and the “say on pay” vote (Proposal 3) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as broker “non-votes.” Broker “non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All shares represented by proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to our Investor Relations department as detailed in our “Stockholder Communications with the Board and the Company” discussion below.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 2, 2013 by:

•	Each director of Lionbridge;

•

Each Executive Officer named in the Summary Compensation Table included in this Proxy Statement (our Chief Executive Officer, Chief Financial Officer, Chief Sales Officer, Senior Vice President, Worldwide Operations, Globalization, Localization and Translation (“GLT”), Senior Vice President, Global Enterprise Solutions, and our Senior Vice President, Marketing), who are are named executive officers; and

•	All of our directors and executive officers as a group.

Except as noted below, the address of each person listed on the table is c/o Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
Rory J. Cowan(4)	4,651,689	7.16%
Edward A. Blechschmidt(5) 98 San Jacinto Blvd., FSR 1804 Austin, TX 78701	141,092	*
Guy L. de Chazal(6) 68 Wheatley Rd Brookville, NY 11545	290,507	*
Steven R. Fisher(7) 137 Dudley Court Atlanta, GA 30327	85,271	*
Paul Kavanagh(8) 19 Eagle Drive Fancourt Residential Estate George 6530, South Africa	208,079	*
Jack Noonan(9) 340 East Randolph Street, 62PHW Chicago, IL 60601	54,122	*
Claude P. Sheer(10) 5 Pillsbury Drive Scarborough, ME 04074	126,967	*
Henri Broekmate(11)	589,051	*
Martha Crow(12)	180,245	*
Donald M. Muir(13)	655,823	1.01%
Marc Osofsky(14)	236,205	*
Paula Shannon(15)	846,862	1.30%
All executive officers and directors as a group (12 persons)(16)	8,065,913	12.41%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 64,997,052 shares of Common Stock outstanding as of March 8, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 2, 2013 are deemed outstanding for computing the percentage ownership of the person holding these options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4)	Includes 501,062 shares deemed to be beneficially owned by Mr. Cowan pursuant to options exercisable within 60 days of March 2, 2013. Also includes (i) 39,313 shares of Common Stock subject to restrictions on disposition that lapse on May 14, 2013; (ii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2014; (iii) 120,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2014 and 2015; (iv) 187,500 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2014, 2015 and 2016; and (v) 250,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2014, 2015, 2016 and 2017.

(5)	Includes 32,500 shares deemed to be beneficially owned by Mr. Blechschmidt pursuant to options exercisable within 60 days of March 2, 2013 and 46,092 fully vested restricted stock units.

(6)	Includes 57,500 shares deemed to be beneficially owned by Mr. de Chazal pursuant to options exercisable within 60 days of March 2, 2013.

(7)	Includes 50,000 shares deemed to be beneficially owned by Mr. Fisher pursuant to options exercisable within 60 days of March 2, 2013.

(8)	Includes 57,500 shares deemed to be beneficially owned by Mr. Kavanagh pursuant to options exercisable within 60 days of March 2, 2013.

(9)	Includes 40,000 shares deemed to be beneficially owned by Mr. Noonan pursuant to options exercisable within 60 days of March 2, 2013.

(10)	Includes 57,500 shares deemed to be beneficially owned by Mr. Sheer pursuant to options exercisable within 60 days of March 2, 2013.

(11)	Includes 131,688 shares deemed to be beneficially owned by Mr. Broekmate pursuant to options exercisable within 60 days of March 2, 2013. Also includes (i) 15,532 shares of Common Stock subject to restrictions on disposition that lapse on May 14, 2013; (ii) 30,000 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2014; (iii) 65,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2014 and 2015; (iv) 86,250 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2014, 2015 and 2016; and (v) 80,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2014, 2015, 2016 and 2017.

(12)	Includes 5,000 shares deemed to be beneficially owned by Ms. Crow pursuant to options exercisable within 60 days of March 2, 2013. Also includes (i) 45,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on December 12, 2013, 2014 and 2015; (ii) 40,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on November 28, 2013, 2014, 2015 and 2016; and (iii) 80,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2014, 2015, 2016 and 2017.

(13)	Includes 87,468 shares deemed to be beneficially owned by Mr. Muir pursuant to options exercisable within 60 days of March 2, 2013. Also includes (i) 17,594 shares of Common Stock subject to restrictions on disposition that lapse on May 14, 2013; (ii) 30,000 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2014; (iii) 71,250 shares of Common Stock that lapse ratably on January 28, 2014 and 2015; (iv) 90,000 shares of Common Stock that lapse ratably on February 2, 2014, 2015 and 2016; and (v) 80,000 shares of Common Stock that lapse ratably on January 4, 2014, 2015, 2016 and 2017.

(14)	Includes 16,000 shares deemed to be beneficially owned by Mr. Osofsky pursuant to options exercisable within 60 days of March 2, 2013. Also includes (i) 35,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2014 and 2015; (ii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2014, 2015 and 2016; and (iii) 80,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2014, 2015, 2016 and 2017.

(15)	Includes 207,031 shares deemed to be beneficially owned by Ms. Shannon pursuant to options exercisable within 60 days of March 2, 2013. Also includes (i) 15,532 shares of Common Stock subject to restrictions on disposition that lapse on May 14, 2013; (ii) 30,000 shares of Common Stock subject to restrictions on disposition that lapse on January 28, 2014; (iii) 60,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 28, 2014 and 2015; (iv) 86,250 shares of Common Stock subject to restrictions on disposition that lapse ratably on February 2, 2014, 2015 and 2016; and (v) 80,000 shares of Common Stock subject to restrictions on disposition that lapse ratably on January 4, 2014, 2015, 2016 and 2017.

(16)	Includes 1,243,249 shares of Common Stock which the directors and Executive Officers as a group have the right to acquire pursuant to options exercisable within 60 days of March 2, 2013. Also includes 1,834,221 shares of Common Stock subject to restrictions on disposition that lapse over time and 46,092 fully vested restricted stock units.

Security Ownership of Certain Beneficial Owners

The following table contains information regarding the beneficial ownership of our Common Stock as of March 8, 2013 by stockholders we know to beneficially own more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Common Stock Outstanding(3)
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	3,260,227	5.02%
FMR LLC(5) Edward C. Johnson 3rd 82 Devonshire Street Boston, MA 02109	7,026,927	10.81%
Glenhill Advisors, LLC, Glenn J. Krevin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Capital Overseas Master Fund LP(6) 600 Fifth Avenue, 11th Floor New York, NY 10020	5,473,211	8.42%
Rutabaga Capital Management(7) 64 Broad Street, 3rd Floor Boston, MA 02109	3,210,222	4.94%
Tocqueville Asset Management LP(8) 40 West 57th Street, 19th Floor New York, NY 10019	1,221,540	1.88%

(1)	The persons identified in the table possess sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below and subject to applicable community property laws.

(2)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	Based on 64,997,052 shares of Common Stock outstanding as of March 8, 2013. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares of Common Stock.

(4)	Information obtained from Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 11, 2013.

(5)	Information obtained from Schedule 13G/A filed by FMR LLC with the Securities and Exchange Commission on February 14, 2013.

(6)

Information obtained from Schedule 13G/A filed by Glenhill Advisors, LLC, Glenn J. Krevlin, Glenhill Capital Advisors, LLC, Glenhill Capital Management, LLC and Glenhill Capital Overseas Master Fund, LP with the Securities and Exchange Commission on February 14, 2013. Glenn J. Krevlin is the managing member and control person of Glenhill Advisors, LLC and is the sole shareholder of Krevlin Management, Inc. Krevlin Management, Inc. is the managing member of Glenhill Capital Advisors, LLC , which is the investment manager of Glenhill Capital Overseas Master Fund, LP and Glenhill Concentrated Long Master Fund, LLC, each a stockholder of Lionbridge. Glenhill Advisors, LLC is the managing member of Glenhill Capital Management, LLC. Glenhill Capital Management, LLC is the managing member of Glenhill Concentrated Long Master Fund, LLC and sole shareholder of Glenhill Capital Overseas GP, Ltd., which is the general partner of Glenhill Capital Overseas Master Fund, LP. Glenhill Capital Management, LLC and Glenhill Capital Advisors, LLC each have shared voting and dispositive power with respect to 5,473,211 shares. Glenhill Capital Overseas Master Fund, LP has shared voting and dispositive power with respect to 4,764,557 shares.

(7)	Information obtained from Schedule 13G/A filed by Rutabaga Capital Management with the Securities and Exchange Commission on February 15, 2013. Rutabaga Capital Management is an investment adviser. Rutabaga Capital Management has shared voting power with respect to 561,900 shares.

(8)	Information obtained from Schedule 13G filed by Tocqueville Asset Management, LP, an investment advisor, with the Securities and Exchange Commission on January 31, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and holders of more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on a review of the forms and written representations received by the Company pursuant to Section 16(a) of the Exchange Act, the Company believes that during the period January 1, 2012 through December 31, 2012, the Reporting Persons complied with all applicable Section 16(a) filing requirements subject to the following exceptions: Paul Kavanagh, a director of the Company, inadvertently failed to timely file a Form 4 relating to (i) a sale of 10,000 shares on September 8, 2011 and (ii) a sale of 10,000 shares on December 5, 2011, for both of which Mr. Kavanagh subsequently filed the required report on March 16, 2012.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. We currently anticipate that the directors in Class III (“Class III Directors”) will be nominees for election to three-year terms at the 2014 Annual Meeting of Stockholders and the directors in Class I (“Class I Directors”) will be nominees for election to three-year terms at the 2015 Annual Meeting of Stockholders.

The present term of office for the directors in Class II (“Class II Directors”) expires at the Annual Meeting. Edward A. Blechschmidt was first elected by the Board of Directors as a Class II Director in 2003; and Guy de Chazal was first elected by the Board of Directors as a Class II Director in 1999. Each was most recently re-elected by the stockholders in 2010. Messrs. Blechschmidt and de Chazal are nominees for re-election to a three-year term as a Class II Director. If re-elected, each Class II Director nominee will be elected for a three-year term and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) FOR the election of the nominees for Class II Director. Each of the nominees has indicated his willingness to serve, if elected, and our Board of Directors knows of no reason why either nominee should be unable or unwilling to serve.

Director Qualifications

The following paragraphs provide information as of the date of this Proxy Statement about each nominee and each of our directors. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s and each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we believe that all of our director nominees have a reputation for integrity, honesty, candor and adherence to high ethical standards. They each have demonstrated business acumen and insight and an ability to exercise sound judgment, as well as a commitment of service to Lionbridge and our Board. Finally, we value their significant experience with other enterprises, industries and governments, and on other boards of directors and board committees.

Information about the number of shares of Common Stock beneficially owned by each director appears above under the heading “Security Ownership of Management.” See also “Certain Relationships and Related Transactions.” There are no family relationships among any of the directors and executive officers of Lionbridge.

Directors and Nominees

The following table presents information about each of Lionbridge’s directors (including nominees for re-election) as of March 2, 2013.

Name	Age	Position
Rory J. Cowan	60	Chairman of the Board, Chief Executive Officer, President and Class III Director
Edward A. Blechschmidt	60	Class II Director*
Guy L. de Chazal	65	Class II Director*
Steven R. Fisher	42	Class I Director
Paul Kavanagh	71	Class III Director
Claude Sheer	62	Class I Director
Jack Noonan	65	Class I Director

*	Indicates a nominee

Rory J. Cowan founded Lionbridge in September 1996. Mr. Cowan served as Chairman and Chief Executive Officer of Stream International, Inc., a software and services provider, from May 1995 to June 1996. Mr. Cowan was also the Chief Executive Officer of Interleaf, Inc., a developer and marketer of software products, from October 1996 to January 1997. He was an Executive Vice President of R.R. Donnelley & Sons, a provider of commercial print and print-related services, from January 1991 to June 1996. Mr. Cowan is a director of LoJack Corporation, a provider of technology and services for the tracking and recovery of mobile assets and people, where he serves as lead director. As the only management representative on the Board and as founder of Lionbridge, Mr. Cowan provides a singular perspective in board discussions about the business and strategic direction of the Company, drawing upon his involvement on a daily basis in all aspects of the management of the Company. Mr. Cowan has extensive experience in the industry and in all aspects of the Company’s global business. Moreover, Mr. Cowan has held senior executive positions with R.R. Donnelley and Interleaf, and currently serves as a director of one publicly-traded company in addition to Lionbridge, providing him with additional business, corporate governance and strategic insights of benefit to the Lionbridge Board.

Edward A. Blechschmidt was elected a director of Lionbridge in February 2003. Mr. Blechschmidt served as Chief Executive Officer of Novelis, Inc., a producer of rolled aluminum products, from December 2006 through May 2007. He previously served as Chairman, Chief Executive Officer and President of Gentiva Health Services, a provider of specialty pharmaceutical and home health services, from March 2000 until June 2002. From March 1999 to March 2000, Mr. Blechschmidt served as chief executive officer and a director of Olsten Corporation. He served as president of Olsten Corporation from October 1998 to March 1999. He also served as president and chief executive officer of Siemens Nixdorf Americas and Siemens’ Pyramid Technology from July 1996 to October 1998. Prior to Siemens, he spent more than 20 years with Unisys Corp., including serving as its chief financial officer. Mr. Blechschmidt currently serves as a director of Columbia Laboratories, Inc., Diamond Foods, Inc., and VWR International, LLC. In the past five years, he has also served as a director of HealthSouth Corporation and Option Care, Inc. Mr. Blechschmidt has extensive experience in matters of finance, corporate governance and strategy and senior leadership relevant to public companies. Mr. Blechschmidt’s background as former Chief Financial Officer of Unisys and Chief Executive Officer of Gentiva Health Services and Novelis, Inc., and his financial experience on other public audit committees provide a strong financial and corporate governance foundation for the Board.

Guy L. de Chazal has been a director of Lionbridge since February 1998 and has been the Company’s Lead Independent Director since 2008. Mr. de Chazal, who is currently retired, was with Morgan Stanley, a financial services firm providing securities, asset management and credit services, from 1986 until 2007, most recently as a Managing Director of Morgan Stanley & Co. Incorporated and individual managing member of various Morgan Stanley Venture Partners Funds. As the Lead Independent Director, Mr. de Chazal brings proven business leadership and corporate development expertise to the Board. His many years of experience as a managing director of Morgan Stanley and his leadership of its venture capital group have given him keen insight into investments in emerging technologies and management of operational and strategic transitions associated with technology investments in companies at various stages of growth. Moreover, his deep knowledge of the Company and its evolution since its founding has contributed greatly to Board deliberations and strategic discussions.

Steven R. Fisher has been a director of Lionbridge since March 2009. Since May 2007, he has served as the chief financial officer and senior vice president of Novelis Inc., a supplier of rolled aluminum products and owned by the Aditya Birla Group. Mr. Fisher served as Novelis’s vice president of strategic planning and corporate development since 2006. Prior to joining Novelis, Mr. Fisher spent 13 years consulting with, or as part of the management team of, various energy companies. Most recently, he served as vice president and controller for TXU Energy, the non-regulated subsidiary of TXU Corp, a Texas-based energy company. Mr. Fisher is an audit committee financial expert, who concurrently serves as Chief Financial Officer of an international manufacturing company, and has deep experience with international corporate finance, treasury, foreign currency and cash management matters. In those capacities, he has added a valuable perspective to the Board and the Audit Committee deliberations. Moreover, Mr. Fisher’s experience as CFO of a company with global operations including a strong operational and management presence in India, as well as a sophisticated corporate financial structure, has allowed him to provide constructive and practical counsel to the Company and the Board in these areas.

Paul Kavanagh has been a director of Lionbridge since December 1996. Mr. Kavanagh, who is currently retired, has served as an industry consultant since January 1998. Mr. Kavanagh served as President Europe, Middle East and Africa of Stream International, Inc., a software and services company, from August 1995 to January 1998. From April 1992 to August 1995, Mr. Kavanagh was Managing Director Europe, Middle East and Africa of R.R. Donnelley & Sons. Mr. Kavanagh is retired President of Modus Media Europe, a software company specializing in supply chain management. Mr. Kavanagh has over a decade of experience on Lionbridge’s Board and a lifetime of experience in the localization industry. Moreover, Mr. Kavanagh, a former member of the Irish Senate, has served on several governmental bodies in Europe, and has shared his insights and understanding of the European business and economic climate with the Board. Mr. Kavanagh’s current and past experience with many of the industries served by the Company, as well as with emerging e-commerce businesses, has contributed to the scope and depth of the Board’s deliberations.

Jack Noonan has been a director of Lionbridge since April 2010. Mr. Noonan served as chairman, president and chief executive officer of SPSS Inc., a software company in predictive analytics, from 1992 through the acquisition of SPSS Inc. by International Business Machines Corporation in 2009. Mr. Noonan also serves as a director of Morningstar, Inc., a provider of independent investment research and Fleetmatics Ltd., a global provider of fleet management solutions for small and medium-sized businesses delivered as Software-as-a-Service (“SaaS”). Mr. Noonan provides extensive experience and leadership in strategic marketing, sales and global software product development and deployment to the Board as Lionbridge continues the commercialization of its Software-as-a–Service (“SaaS”) offerings.

Claude P. Sheer has been a director of Lionbridge since March 1999. Mr. Sheer was previously Chief Executive Officer of Vault, a web-based resource for career management and job search information, and of Fetch Enterprises and FetchDog.com, an online community and marketplace, and has served as an industry analyst and consultant since April 1999. He is also a partner of Barn Ventures LLC, an entity that assists internet businesses with fundraising activities. Mr. Sheer served as Senior Advisor to and Chief Internet Strategist of Ziff Davis, a media and publishing company, from November 1998 through April 1999. From 1980 to November 1998, Mr. Sheer served in a number of executive roles for Ziff Davis, including President, ZD Publishing; President, U.S. Publications; and President, Business Media Group. Mr. Sheer’s many accomplishments in internet commerce and strategy have provided a valuable perspective to the Board. In addition, his operating and director experiences with Ziff Davis and emerging companies, as well as expertise in marketing, product development and social media, have provided visionary insight and direction to the Lionbridge Board.

We recommend a vote FOR the election of Messrs. Blechschmidt and de Chazal.

MANAGEMENT

Executive Officers

The following table presents information about each of Lionbridge’s Executive Officers as of March 2, 2013.

Name	Age	Position
Rory J. Cowan(1)	60	Chairman of the Board, Chief Executive Officer, President and Class III Director
Henri Broekmate	52	Senior Vice President, Worldwide Operations, GLT
Martha Crow	52	Senior Vice President, Global Enterprise Solutions
Donald M. Muir	56	Chief Financial Officer and Senior Vice President
Marc Osofsky	43	Senior Vice President, Marketing
Paula Barbary Shannon	52	Chief Sales Officer and Senior Vice President

(1)	Mr. Cowan’s qualifications appear on page 9, under “Directors and Nominees.”

Henri Broekmate joined Lionbridge in April 2001. Mr. Broekmate served as Executive Vice President, eBusiness, of TRADOS Corporation from July 2000 to April 2001 and as Chief Operating Officer of TRADOS Corporation from June 1998 to July 2000.

Martha Crow joined Lionbridge in December 2011. Ms. Crow served as Senior Vice President of Sales for Alliance Global Services, Inc., a software development firm focused on the information technology industry, from January 2011 to December 2011, and as Executive Vice President of Global Solutions for Dextrys, Inc., a global provider of product engineering and application services outsourcing, from December 2007 through December 2010. She was Vice President and General Manager of Keane Inc., a leading provider of application and business process outsourcing services from 2000 to December 2007 and prior to that time, held positions at Entex Information Services and at International Business Machines Corporation.

Donald M. Muir joined Lionbridge in September 2007. Mr. Muir served as Vice President and Chief Financial Officer of Evergreen Solar, Inc., a technology company specializing in solar energy, from February 2006 to January 2007, and as Chief Financial Officer of American Power Conversion Corporation (“APCC”), a provider of global, end-to-end solutions for real-time infrastructure, from 1995 to 2005 and as APCC’s Senior Vice President, Finance & Administration from 2001 to 2005. Mr. Muir also served as APCC’s Treasurer from 2001 to February 2004 and as Vice President, Finance and Administration from 1998 to 2001.

Marc Osofsky joined Lionbridge in January 2011. Mr. Osofsky served as Vice President of Marketing & Product Management for Optaros, a venture-backed, e-commerce solution company, from February 2007 to December 2010, and as Vice President Marketing, Product Management & Business Development for OATSystems (acquired by Checkpoint Systems), a venture-backed RFID software company, from June 2004 to January 2007 and as Vice President Marketing, Product Management & Business Development for Frictionless Commerce (acquired by SAP), a venture-backed sourcing software company from January 2000 to June 2004. Mr. Osofsky began his career at McKinsey.

Paula Barbary Shannon joined Lionbridge in November 1999. Ms. Shannon served as Chief Sales and Chief Marketing Officer of Alpnet, Inc, a localization company, from March 1996 to October 1999, and held a number of positions of increasing responsibility in the U.S., Canada and other international locations with Berlitz International, Inc, a translation, localization and interpretation services company, from 1986 to 1996.

CORPORATE GOVERNANCE

Corporate Governance and Ethics Principles

We are committed to having sound corporate governance principles and have adopted Corporate Governance Guidelines and a Code of Ethics (referred to as the Code of Business Conduct) that applies to all of our directors and employees, including our principal executive officer and our principal financial officer. We have also adopted a Supplier Code of Conduct that applies to all of our suppliers of products and services. The Corporate Governance Guidelines, the Code of Ethics and the Supplier Code of Conduct are available on Lionbridge’s Web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance.htm. We intend to disclose amendments to or waivers, if any, from any provision of the Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our web site.

Board Leadership Structure

Since the Company’s founding in 1996, Rory J. Cowan, our founder, has held the positions of Chief Executive Officer and Chairman of the Board. In April 2008, the Board formally designated a Lead Independent Director to work with the Chairman in connection with Board leadership and governance matters and elected Guy de Chazal to serve in that capacity.

The independent members of our Board have periodically reviewed this leadership structure and have determined that the Company and our stockholders are well served with this structure, given the Company’s strong corporate governance framework and due to the involvement and role of the Lead Independent Director. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Independent Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Independent Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and stockholders. The Lead Independent Director works with the Chairman of the Board and Chief Executive Officer and other Board members to provide strong, independent oversight of the Company’s management and affairs. Among other things, the Lead Independent Director approves Board meeting agendas, serves as the principal liaison between the Chairman of the Board and the independent directors and chairs an executive session of the non-employee directors at each regularly scheduled Board meeting. While serving as Lead Independent Director, Mr. de Chazal has overseen the implementation of governance practices that encourage engaged and constructive involvement by members of our Board. His leadership fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support sound decision-making. He has spearheaded the development of processes and procedures to ensure a complete flow of information to the Board and thorough deliberation by the Board of critical matters. He encourages communication among the directors, and between management and the Board, to facilitate productive working relationships. Working with the Chairman and other members of the Board, the Lead Independent Director also ensures there is an appropriate balance and focus among key board responsibilities such as strategic development; long-term planning; review of operations; risk oversight; and management succession planning.

Term Limits and Retirement from the Board

In 2012, the Board approved a policy requiring directors to retire from the Board when they reach the age of 70. A director elected to the Board prior to his or her 70th birthday may complete the term of service but may not stand for re-election or nomination. On recommendation of the Nominating and Compensation Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

Board Structure and Independence; Meetings of the Board; Committees of the Board

Our Board of Directors has an Audit Committee and a Nominating and Compensation Committee, both of which are comprised solely of independent directors. The Board has determined that each of the directors, with the exception of Mr. Cowan, who serves as Chief Executive Officer of the Company, is independent within the meaning of Lionbridge’s director independence standards (the “Lionbridge Independent Director Standards”) and the director independence standards of The NASDAQ Stock Market LLC. (the “NASDAQ Standards”). Given the size of our Board and its comprehensive manner of engagement, it is our view that corporate governance is best addressed by the Board as a whole. Consideration of governance matters is led by the Lead Independent Director and, as appropriate, involves solely the independent directors.

The Board periodically reviews it structure and has concluded that given the current size, vulnerability and status of the Company as a “micro-cap” with high stock price volatility, it is in the stockholders’ best interest to retain the classified board structure.

Our Audit Committee selects the independent auditors to be employed by the Company and reviews generally the audit plans and the results thereof. The Committee assists the Board’s oversight of the integrity of our financial statements, the qualifications and independence of our independent auditors, and the performance of our internal audit function and our independent auditors. The Audit Committee has the authority to engage any independent legal, accounting and other advisors that it deems necessary to carry out its responsibilities.

All of the members of the Audit Committee—Messrs. de Chazal, Fisher and Noonan—are independent within the meaning of the Lionbridge Independent Director Standards, the NASDAQ Standards, and the SEC’s director independence standards (the “SEC Standards”) for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act. Each member of the Audit Committee is financially sophisticated, as required by the NASDAQ Standards. The Board has determined in accordance with the rules of the Securities and Exchange Commission that Mr. Fisher, who has served as Chairman of the Audit Committee since August 2011, is an audit committee financial expert. The Audit Committee Charter is available free of charge through Lionbridge’s web site at http://www.lionbridge.com/corporate-governance/audit-committee-charter/.

Our Nominating and Compensation Committee has responsibility for the review and administration of our compensation and equity plans, including Lionbridge’s 2011 Stock Incentive Plan, for approving salaries and other incentive compensation for our officers and executives, and for preparing the annual report on executive compensation required to be included in our proxy statement. In addition, the Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company and for review of related Board development issues including succession planning and evaluation. The Nominating and Compensation Committee has the sole authority to engage and terminate any independent legal, accounting or other advisors it deems necessary or appropriate to carry out its responsibilities. The Committee did not elect to engage any independent legal, accounting or other advisor during 2012.

Messrs. de Chazal, Kavanagh and Sheer are the members of the Nominating and Compensation Committee, and each is independent within the meaning of Lionbridge’s Independent Director Standards, and the NASDAQ Standards and the SEC Standards for nominating and compensation committee members. Mr. Sheer serves as Chairman of the Nominating and Compensation Committee. The Committee seeks input from other Board Members and senior management to identify and evaluate nominees for directors. The Nominating and Compensation Committee Charter is available free of charge through Lionbridge’s web site at http://www.lionbridge.com/lionbridge/en-US/company/corporate-governance/compensation-and-nominating-committee-charter.htm. Lionbridge’s independent directors meet in executive session at each Board meeting.

During 2012, the Board of Directors met eight times, the Audit Committee met five times (including meetings to review the Annual Report on Form 10-K for the year ended December 31, 2011) and the Nominating and Compensation Committee met five times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

We do not formally require directors to attend the Company’s Annual Meeting of Stockholders but all directors are welcome to do so. Mr. Cowan, the Chairman and Chief Executive Officer of the Company and a director, attended the 2012 Annual Meeting of Stockholders.

The Board’s Role in Risk Oversight

The Board views its role in maintaining an effective and comprehensive risk oversight process as one of its most critical responsibilities. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management of areas related to the material risks facing the Company, including operational, financial, legal, strategic, governance, business management, technology, security, competitive and critical enterprise risks. At each Board meeting, the Lead Independent Director leads a review of key identified risks related to the business, which include technology development, customer concentration and foreign currency exchange rate fluctuations, among others, and a discussion of the effectiveness and appropriateness of risk mitigation activities relative to these identified risks and strategic goals. The full Board (or the appropriate Committee, when the Board has delegated oversight responsibilities to the purview of a particular Committee) receives these reports as part of its regular communications with the Chief Executive Officer and senior management, allowing it to monitor the Company’s risk identification, risk management and risk mitigation strategies. As part of their charters, the Audit Committee is charged with financial risk oversight and risk management and the Nominating and Compensation Committee is charged with compensation risk oversight.

Compensation Committee Interlocks and Insider Participation

Messrs. de Chazal, Kavanagh and Sheer comprised the Nominating and Compensation Committee for fiscal year 2012 and Mr. Sheer served as its Chairman. No member of our Nominating and Compensation Committee was at any time during the past year an officer or employee of Lionbridge or any of its subsidiaries, was formerly an officer of Lionbridge or any of its subsidiaries, nor had any relationship with Lionbridge requiring disclosure herein.

No executive officer of Lionbridge served as a member of a compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on Lionbridge’s Nominating and Compensation Committee. None of our executive officers served as a director of another corporation, one of whose executives served on the Nominating and Compensation Committee. None of our executive officers served as a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Lionbridge. In accordance with the Company’s Policy on Insider Trading, all directors and employees are prohibited from hedging any shares of Lionbridge stock.

Consideration of Candidates for Director

As noted above, our Nominating and Compensation Committee has responsibility for recommending nominees for election as directors of the Company. Any stockholder may submit recommendations of candidates for election as directors for consideration by the Nominating and Compensation Committee in writing to the Secretary at the executive offices of Lionbridge. Stockholder recommendations must generally be submitted no later than the close of business on the 90th day or no earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Such recommendations must clearly indicate the candidate’s qualifications for service as a director and that such candidate’s qualifications meet or exceed the criteria for service as a director set forth in the Nominating and Compensation Committee Charter and Lionbridge’s Corporate Governance Guidelines. In particular, any candidate for consideration must have the following qualities or qualifications:

•	Be an individual of the highest character and integrity;

•	Be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•

Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member (including developing and maintaining sufficient knowledge of the Company and its industry);

•	Have broad experience in the industries which comprise the Company’s customer base or in the information technologies services industry;

•	Have the ability to provide insights and practical wisdom based on his or her experience and expertise; and

•	Have a commitment to enhancing stockholder value.

The Board of Directors has also identified specific strategic and technical expertise and experience it values in current and prospective Board members. These specific strategic competencies include current or recent experience as a chief executive or other “C-Level” officer, public company experience as a director or officer, digital media experience, international business experience, international finance experience, international human capital management expertise, global enterprise crowdsourcing, international compensation and benefits experience and experience with SaaS-based technology development and marketing, and generally, with internet-based commerce, business and marketing. The Board believes that the skills and experience represented among current Board members and as described in greater detail in the “Directors” section of this proxy statement, reflect a full complement of the strategic, technical and practical expertise and experience required to serve the interests of the Company and its stockholders.

As described in its Charter, the Nominating and Compensation Committee meets periodically to evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection as a director. The Nominating and Compensation Committee bases its decision whether to recommend a nominee to the Board of Directors on the extent to which such individual meets the criteria described above and any additional criteria that may have been established by the Committee. The Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds although Lionbridge does not have a formal diversity policy. The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Lionbridge believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Committee is authorized to engage third parties, such as a director search firm, to aid in the identification of director candidates meeting the Committee’s criteria. In addition, the bylaws of the Company permit stockholders to nominate directors for consideration at an annual meeting of stockholders. In January 2013, the Committee determined that each of Messrs. Blechschmidt and de Chazal met the identified criteria for nomination for an additional term as a director of Lionbridge, and recommended to the full Board of Directors their re-election as Class II Directors of the Company. In particular, the Committee took note of Mr. Blechschmidt’s expertise in financial and accounting matters, and extensive experience in corporate governance and strategies as a director of other public companies; and Mr. de Chazal’s deep experience in business development and strategic matters, particularly with respect to technology companies, throughout his professional career.

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

As discussed in Proposal 2, we are conducting a “say-on-pay” vote that asks for your approval of the compensation of our Executive Officers—our CEO, CFO, Chief Sales Officer, Senior Vice President, Worldwide Operations, Globalization, Localization and Translation (“GLT”), Senior Vice President, Enterprise Crowdsourcing (“ECS”) and Senior Vice President, Marketing. We have described our executive compensation program and the compensation decisions made for 2012 for our Executive Officers in this Section and in the “Executive Compensation” section of this Proxy Statement which follows Compensation Discussion and Analysis (“CD&A”). We note that at our Annual Meetings of Stockholders in 2011 and 2012, over 90% of the votes cast on the advisory vote on executive compensation were in favor of our Executive Officer compensation and accordingly, our Executive Officer compensation was approved. In light of the strong support of our stockholders, we have maintained the overall structure and design of our executive compensation programs.

Lionbridge’s executive compensation programs emphasize revenue expansion, profitable growth, investment in strategic opportunities, and execution of strategic and commercial goals and are designed to reward achievement of business and financial results. The Committee notes that 2012 marked a year of achievement by Lionbridge of significant financial and business results, including:

•

The second consecutive year of positive GAAP net earnings and the highest net income in our history on both a GAAP and adjusted basis. In 2012 we delivered record GAAP profitability of $11 million or $0.19 per share and adjusted non-GAAP earnings of $28 million or $0.45 per share.

•

Strong conversion of revenue to profitability: In 2012, incremental revenue drove a greater than 30% increase in conversion of incremental revenue to operating profit (excluding restructuring and other expenses) as compared to 2011.

•	Robust cash generation: Nearly $19 million in cash flow generated in 2012, an increase of almost $9 million from 2011.

•	Third consecutive year of revenue and profitability growth.

•	Successful completion of two significant acquisitions which contribute to the Company’s growth as a leader of content engineering and enterprise crowdsourcing solutions.

•	New offerings, including Global Marketing Operations and GeoFluent real-time translation for chats and forums.

We have designed our 2013 executive compensation decisions to continue to build on these successes. These programs reward achievement of our multi-year strategic transformation from our position as a provider of localization and translation services for the world’s leading global enterprises to a provider of translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the global customer lifecycle. The Committee does not establish performance metrics with the expectation that these will easily be achieved; rather, it views these metrics as a meaningful incentive and “stretch” goals for senior managers to strive for exceptional performance. When performance metrics are not fully achieved, as occurred in 2012, Executive Officers forfeit a portion of their performance-based cash or equity compensation.

EXECUTIVE SUMMARY

We have designed our executive compensation programs to retain and motivate our executive leadership team to reach defined long-term strategic, financial and operational goals which include:

•

Enhancing Lionbridge’s leadership as a provider of state-of-the-art global services, solutions and technologies worldwide through new offerings, such as global content management, and our technology-enabled service offerings: GeoFluent real-time translation, Smart Automated Translation, Global Marketing Operations and Enterprise Crowdsourcing.

•

Diversifying the customer base for the Company’s expanded capabilities and range of products and services, including tailored translation solutions for particular industries and applications, content development, engineering and technical writing services, real-time translation technologies, global human capital management and enterprise crowdsourced solutions, and global marketing and web operations services;

•	Identifying and executing strategic acquisitions to expand our portfolio of products, services and technologies; and

•

Meeting or exceeding revenue and profitability targets through the development and deployment of technologies and global solutions and offering our expanded product and services solutions to new and existing customers while streamlining Lionbridge’s cost structure and improving operating efficiencies.

Program Design. Our 2012 executive compensation program is consistent with our 2011 program, which received strong support from our stockholders in the “say on pay” advisory vote conducted at our Annual Meeting of Stockholders conducted in May 2012. Our 2012 executive compensation programs consist of four elements, which emphasize long- and short-term cash and equity components to reward achievement of these goals and to attract and retain the key talent necessary to meet them, without significant dilution of our stockholders. These components are:

•	Base Salary

•	Annual Cash-based Incentive Compensation

•	Annual Equity-based Incentive and Retention Compensation

•	Long-Term Performance-based Compensation

Based on the mix of these items, 73% of our CEO’s and 65% of our other named executives’ compensation in 2012 was comprised of variable, or “at risk” compensation, which was a higher percentage than the average of our peers.

Emphasis on Performance. Our ability to meet and exceed customer and stockholder expectations is directly linked to the performance of our leadership. Accordingly, we design and deliver an executive compensation program that is motivating, equitable, competitive, balanced across elements and strongly tied to annual and long-term performance. At the same time, our programs emphasize accountability and results and do not reward achievement below agreed-upon performance metrics. 2012 executive compensation programs were heavily weighted toward the achievement of performance objectives, primarily through the annual cash incentive plan (the “Management Incentive Plan” or “MIP”) and long-term performance-based equity awards (“LTIP”).

The Committee has stringently assessed the attainment of these objectives by each Executive Officer. When performance objectives are not fully met, as occurred in 2012, Executive Officers do not receive all of their “at risk” or performance-based compensation:

•

While the revenue threshold for payment of the 2012 MIP was achieved, the target for full funding was not achieved; therefore, the revenue component of MIP was funded at 96%, reflecting 98.8% attainment of the revenue target. Both the profitability threshold and targets for payment of the 2012 MIP were met and exceeded; accordingly the profitability component was fully funded at 110% reflecting 110% attainment of the profitability target.

•

Under the LTIP granted in 2011, which vested based on profitability and revenue metrics measured over two years, approximately 10% of the shares granted were forfeited by each Executive Officer to reflect less than full attainment of the long-term revenue and profitability targets established for that award. The Corporation attained 99% of the Revenue Target associated with the 2011 LTIP and 91% of the Profitability Target associated with the 2011 LTIP.

•

Under the Special Retention Award granted in June 2010, which vested based on profitability metrics measured over three years, approximately 6% of the shares granted were forfeited by each Executive Officer to reflect less than full attainment of the long-term profitability target established for that award. The Corporation attained 97% of the Profitability Target associated with this Special Retention Award resulting in vesting of 94% of the shares associated with this Award.

The Nominating and Compensation Committee believes its executive compensation programs in 2012 rewarded the development and deployment of profitable commercial offerings based on Lionbridge’s multi-lingual and crowd management technologies and solutions and operating leverage and technology advancements generated by the Company during the year. It has determined that these programs have encouraged sustained achievement of longer-term goals and initiatives, and maintained a motivated and engaged leadership team. In particular, the Committee notes that these programs have helped attract key new talent to the Corporation’s senior management team, including the Senior Vice President of ECS and the Senior Vice President, Marketing . The Committee also notes that the balanced executive compensation program design avoided the encouragement or reward of inappropriate risk-taking detrimental to the Company.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 and 2012 Annual Meetings, our stockholders approved our executive compensation through their advisory votes, with 90% and 97% of votes cast, respectively, were in favor of our Executive Officer compensation. While these votes were not binding on the Company or our Board of Directors, the results were considered by the Nominating and Compensation Committee when reviewing and assessing 2012 and 2013 executive compensation.

Due in part to the overwhelming support of our executive compensation programs by our stockholders, as well as the Committee’s overall assessment and analysis of the continued effectiveness of the current program design, we have maintained the general structure and design of our executive compensation programs for 2013, subject to customizing the program for operational leaders to provide an incentive for achievement of defined performance metrics goals within the particular business for which they are responsible. We believe the mix of cash and equity compensation and the balance of short and long-term performance based compensation have met the Committee’s incentive and retention objectives and encouraged achievement of tangible performance and strategic goals. The Committee will continue to align executive compensation programs with the interests of our stockholders and current market practice, including a continued emphasis on pay for performance.

Consistent with the preference expressed by our stockholders at our 2011 and 2012 Annual Meetings, we have determined that our stockholders should have an opportunity to vote on executive compensation on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensations policies and programs, and our decisions regarding executive compensation. Accordingly, our Board of Directors recommends that you vote FOR Proposal 2 at the Annual Meeting. For more information, see “Proposal 2, Advisory Vote on Executive Compensation” in this Proxy Statement.

In addition to our annual advisory vote on executive compensation, we remain committed to ongoing engagement with our stockholders throughout the year.

RESPONSIBILITIES OF THE NOMINATING AND COMPENSATION COMMITTEE

Our Nominating and Compensation Committee is responsible for developing and implementing executive compensation policies that:

•	Link executive compensation to specific performance targets, including financial goals relating to revenue and profitability, technological advancements and business process improvements;

•	Integrate executive compensation with Lionbridge’s annual and long-term strategic vision;

•	Reward performance; and

•	Recognize individual leadership and achievement.

Our Nominating and Compensation Committee during fiscal year 2012 was comprised of Messrs. de Chazal, Kavanagh and Sheer, all of whom are non-employee directors as defined under Section 16 of the Exchange Act, satisfying the independence requirements of NASDAQ. Mr. Sheer serves as Chairman. In addition, each member of the Nominating and Compensation Committee is an “outside director” as defined in Section 162(m) of the Internal Revenue Code. Our Board of Directors and the Nominating and Compensation Committee Charter have vested responsibility for the review and administration of the Company’s compensation and equity plans, including Lionbridge’s 2005 Stock Incentive Plan and its 2011 Stock Incentive Plan, and for approving salaries and other incentive and retention compensation for Lionbridge’s officers and executives, with the Nominating and Compensation Committee. This Committee is also charged with assessing appropriate levels of risk with respect to our compensation policies. In addition, the Committee has responsibility for recommending nominees for election as directors of Lionbridge and reviewing related Board development issues including succession planning and evaluation.

The Committee is fully responsible for the evaluation and assessment of the Chief Executive Officer’s performance and compensation arrangements and, in consultation with the Chief Executive Officer, annually evaluates and assesses the performance and compensation arrangements for the other Executive Officers: the Chief Financial Officer, the Chief Sales Officer, the Senior Vice President, GLT, the Senior Vice President ECS and the Senior Vice President of Marketing. The Committee has meetings on a quarterly basis, following each regularly scheduled Board of Director’s meeting and also meets periodically during the year as needed. At these meetings, the Committee identifies the types of performance it wishes to reward or motivate relative to the Company’s strategic objectives and structures elements of compensation accordingly. In addition, it establishes the specific metrics, discussed below, by which performance is to be measured. The Committee annually evaluates the achievement of these objectives. The Committee also reviews and approves compensation to be offered to key new senior talent. Before each meeting, the Committee is provided appropriate materials and information necessary to make informed decisions on the Company’s executive compensation practices. The Committee uses its judgment supported by facts and documentation in making compensation recommendations that support our philosophy and objectives.

During the first quarter of each year, the Committee reviews and adjusts, if appropriate, the four key elements of Lionbridge’s executive compensation programs:

•	Base Salary

•	Annual Cash-based Incentive Compensation

•	Annual Equity-based Incentive and Retention Compensation

•	Long-Term Performance-based Compensation

In any given year, the Committee may choose to alter or change the elements of compensation, and has the discretion to grant special awards of cash or equity in recognition of an extraordinary achievement or event involving the award recipient, or to adjust targets to reflect the effect of foreign currency volatility or other extraordinary events on achievement of performance. In January 2013, the Committee exercised this discretion with respect to the adjustment of the profitability target associated with one long-term equity award, the 2011 LTIP, to reflect the occurrence of an extraordinary event related to a shortfall in revenue and profitability from a customer relationship that did not occur for reasons unrelated to the actions of Lionbridge. It did not fully adjust the profitability target to fully reflect the shortfall from this customer, but rather provided an adjustment of 50% of the impact of the profitability shortfall. In addition, it required that Executive Officers agree to a further restriction on the portion of the 2011 LTIP that vested based on partial attainment of the profitability metric for an additional two year period of time.

From inception, Lionbridge has chosen to issue equity judiciously and in a manner to minimize dilution to existing shareholders.

PAY FOR PERFORMANCE AND “AT RISK” COMPENSATION

Approximately 64% of the total compensation for the Executive Officers listed in the Summary Compensation Table below is variable compensation, in the form of cash and equity awards, and accordingly is “at-risk”. The Committee added Long-Term Performance-based Compensation awards through LTIPs beginning in 2010 as it seeks to tie an increasing portion of compensation to attainment of specific financial performance attributes over a defined two-year period, and long-term performance in particular. The Committee has linked performance to both qualitative and quantitative performance metrics, including revenue and profitability over a defined period of time, and achievement of defined strategic or operating objectives, including technological advances and business process improvements.

The Committee believes that implementation of the LTIP program has effectively incented our executive officers to achieve revenue and profitability metrics over the past two years since inception of this program. The Committee will continue to evaluate the effectiveness of these performance-based programs and will adjust them in the future as necessary to achieve their desired results of enhancing stockholder value.

LTIP/ Performance Awards: Two performance based equity awards vested on the release of the Company’s 2012 earnings: the 2011 LTIP, which was tied to the achievement of revenue and profitability targets for 2011 and 2012, and the 2010 Special Incentive Awards, which were tied to the achievement of profitability targets measured over a three-year period ending in 2012. Evaluation of achievement of these targets took place in February 2013 following release of the Company’s 2012 earnings.

•

2011 LTIP awards: 99% of the two-year revenue target was achieved and 91% of the two-year profitability target (following adjustment for the extraordinary event as described above) was achieved, resulting in the forfeiture of approximately 10% of the shares originally granted.

•	2010 Special Incentive awards: 97% of the three-year profitability target was achieved, resulting in the forfeiture of approximately 94% of the shares originally granted.

•

2012 MIP: While the revenue threshold for payment of the 2012 MIP was achieved, the target for full funding was not achieved; therefore, the revenue component of MIP was funded at 96%, reflecting 98.8% attainment of the revenue target. Both the threshold and targets for payment of the profitability component of MIP were met and exceeded; accordingly the profitability component was funded at 110% reflecting 110% attainment of the profitability target.

RISK CONSIDERATIONS IN LIONBRIDGE COMPENSATION POLICIES

The Committee has discussed the concept of risk at it relates to the Company’s compensation programs and annually assesses the risk profile of its compensation program to monitor whether any element of pay or policy encourages the assumption of inappropriate or unacceptable risk to the Company. To make this assessment, the Committee focuses on the several key areas of our program including: external market reference; pay mix; performance-based variable plans; selection of performance metrics; goal setting process; and checks and balances on the payment of compensation. This provides a process to ensure that an appropriate balance between prudent business risk and resulting compensation is maintained. The Committee believes the policies and rewards structure in place appropriately balance the creation of long-term value with shorter term positive results.

The Committee believes that a significant portion of total executive compensation should be performance-based; however, it does not believe that all compensation should be at risk or performance-based. The Committee seeks to design compensation programs that offer a balanced mix of fixed and performance-based compensation, in the form of a competitive base salary and a variety of cash and equity performance based compensation programs. Based on its assessment of the Company’s compensation programs, the Committee does not believe the Company’s compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

Pay is a mix of both fixed and variable compensation. The fixed portion of compensation (base salary) is designed to provide a steady income regardless of stock price. The variable portion of compensation (annual MIP and equity) is designed to reward both short- and long-term corporate performance, determined based on multiple factors. Awards are made based on a review of a variety of indicators of performance, thus diversifying the risk associated with any single indicator of performance.

•

Equity awards vest over multiple years, aligning the interests of Executive Officers to long-term stockholder interests and take into account the extreme volatility in our stock price. We use restricted stock awards more heavily than stock options for equity awards because restricted stock retains value even if the stock price declines so that employees are less likely to take unreasonable risks to get, or keep, options “in-the-money”. Assuming achievement of at least a minimum level of performance, payouts under our performance-based plans result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach.

•

The majority of our performance-based programs provide key metrics based on both revenue and profitability, providing a balanced approach to responsible and profitable growth. The continued emphasis on long-term equity compensation further encourages responsible and sustainable achievement of defined objectives.

•

Performance-based programs are subject to a maximum pay-out, which the Committee believes also mitigates excessive risk taking. Even if the Company dramatically exceeds a program’s goals, payouts are limited. Conversely, these programs are also subject to a minimum threshold for pay-out of each component and if that minimum threshold is not achieved, no pay-out is made.

•

The Company, which has operations in 26 countries, has a strong ethical foundation and strict internal controls over its financial systems and the measurement and calculation of achievement of performance metrics designed to keep them from being susceptible to manipulation by any employee. This culture extends to all 26 Lionbridge sites and to each of our 5,000 employees. In addition, Lionbridge requires that all employees world-wide annually review and confirm compliance with the Company’s Code of Business Conduct, which covers among other things, accuracy of books and records used in determining the achievement of program goals.

•	Performance-based compensation is subject to the Executive Compensation Recovery Policy, described on page 37.

ENGAGEMENT OF INDEPENDENT COMPENSATION CONSULTANT

The Committee, in accordance with its Charter, has authority to engage an independent compensation consultant and other professionals to assist it in evaluating executive compensation issues. The Committee has engaged an independent compensation consultant from time to time, including in conjunction with large-scale reviews of executive compensation programs or a significant change in corporate objectives. The Committee did not engage any independent compensation consultants in 2012.

OBJECTIVES OF LIONBRIDGE COMPENSATION PROGRAMS IN 2012

Based on a detailed review of the Company’s executive compensation programs, which are designed to align our compensation elements with the financial, strategic and operational goals and objectives of the Company, the Committee identified the following objectives for its executive compensation programs in 2012:

•	Motivate the executive management team to work collectively to achieve strategic objectives, including:
•	Accelerating revenue growth among all lines of business through

•	increasing customer satisfaction and reducing customer concentration,

•	maximizing growth opportunities in targeted areas, geographies and industries,

•	deploying our scalable technology and process innovations,

•

expanding the breadth and range of our scalable technology and services capabilities and expertise, including in particular, technology enabled services such as Global Marketing Operations, Enterprise Crowdsourcing and GeoFluent real-time translation solutions.

•	Utilizing our global operations and infrastructure as a foundation for expanding our service offerings to new and existing customers, including those in the industrial and life sciences sectors.

•	Refining and executing a go-to-market strategy for Lionbridge’s Global Enterprise Crowdsourcing and Global Marketing Operations solutions and delivery model.

•	Deploying corporate-wide internal technology improvements to streamline production and administrative processes and create efficiencies.

•	Building on our long-term relationships with global enterprises.

•

Focusing on improved profitability and stockholder value through technology deployment and business process innovations, including the use of cloud-based delivery and workforce solutions, the development of commercial offerings of Lionbridge’s proprietary language technologies and leveraging the use of language assets.

•

Adjusting the cost structure and operating model to focus more deeply on higher value service delivery, reductions in worldwide expense of operations, particularly in higher-cost jurisdictions, and simplification of organizational processes and business systems.

•

Accelerating technology development and deployment of our SaaS language technology platform, known as the GeoWorkz® and related product offerings known as Translation Workspace® and GeoFluent® and enhancing customer, market and supply chain acceptance of these technologies.

•	Investing in and improving the Company’s technology infrastructure and technology development.

•

Increasing customer satisfaction and value by continually improving the quality and value of services through technology advances, business process improvements and the development of efficient, cost-effective and high-quality outsourced service delivery models.

•

Continuing solid financial management, including effective cash management, management of the impact of fluctuation in foreign currency exchange rates and aggressive management of procurement costs, operational expenses and collections, and fixed expenses such as real estate.

•

Encourage each individual on the team to achieve specific corporate-wide, product line, operational or functional and individual goals, including goals related to revenue growth, margin enhancement, profitability, technological innovation, cost and expense reduction and continued achievement of EBITDA.

•	Reward Performance when defined corporate and individual objectives and stockholder value are achieved and correspondingly, provide lower compensation when performance is less successful.

•

Retain the executive management team during the execution of strategic initiatives, product development, service expansion and technological initiatives intended to create long-term and sustainable stockholder value.

•	Attract talent that will contribute to Lionbridge’s success.

The Committee does not assign fixed percentages to the objectives above, however it does weigh each objective in relation to the operations or function for which each executive officer is responsible. The Committee has noted support of this program structure and design as evidenced by the strong endorsement from our stockholders in the “say on pay” advisory vote conducted at our Annual Meeting of Stockholders in May 2012.

In 2012, the Committee designed its executive compensation programs through the following four compensation elements as the means of attaining the, strategic, operational and financial objectives identified above:

•	Base Salary—a competitive base salary.

•	Annual Cash-based Incentive Compensation—through participation in the annual MIP Cash Incentive Plan.

•	Annual Equity-based Incentive and Retention Compensation—annual equity grants that vest over time.

•	Long-Term Performance-based Equity Compensation—LTIP Awards that vest upon achievement of performance metrics achieved within two years of grant.

PEER GROUP

In connection with its review of CEO compensation in mid-2010, the Committee’s independent compensation consultant, W.T. Haigh & Co, recommended a peer group of companies for consideration by the Committee. The Committee reviewed the recommendation and utilized the peer group in 2010 and 2011. The Committee reviewed that peer group for use in 2012 and determined that it should reflect the Company’s additional activities as a provider of SaaS-based technology and enterprise cloud-based community management solutions in addition to its traditional localization services if the peer group was expanded. In addition, the Committee noted that certain companies had since been acquired by third parties and were no longer available for comparison purposes. Accordingly, for 2012, the Committee added the following companies to the peer group: Aspen Technologies, Global Payments, Convergys, Inspirity, and Nuance. The Committee again reviewed this Peer Group for use in determining 2013 compensation and concluded that this Peer Group is appropriate to utilize for external compensation comparisons for both the CEO and the Executive Officers as a group for 2013. Criteria used to select these companies include industry comparability, geographical scope, revenue size and market capitalization, and product/service comparability.

Applying these criteria to the peer group for fiscal year 2013, the peer group includes:

ACI Worldwide, Inc.

Aspen Technologies, Inc.

Computer Task Group Inc.

Convergys Corporation.

Digital River Inc.

Global Payments, Inc.

Inspirity, Inc.

Manhattan Associates Inc.

Mentor Graphics Corp.

Moduslink Global Solutions

Nuance Communications, Inc.

Progress Software Corp.

Sapient Corp.

Stream Global Services Inc.

Tibco Software Inc.

ELEMENTS OF LIONBRIDGE EXECUTIVE COMPENSATION PROGRAMS IN 2012

In addition to establishing a competitive base salary for executives, the Nominating and Compensation Committee uses a mix of short and long-term compensation vehicles to meet the Company’s compensation objectives.

Base Salary. Base salaries for Lionbridge’s executives are established based on the scope of their responsibilities, taking into account competitive market compensation for the industry and the geography. Base salaries are reviewed annually, generally in the first quarter of each year, although they are not necessarily adjusted annually. In February 2012, the base salary of the CEO was increased by $60,000 to more closely align his base salary to that of other CEOs in the Peer Group and to better meet the Committee’s objective of providing a competitive base salary, as well as support the retention objectives of the Company’s compensation programs.

Annual Cash-based Incentive Compensation—Management Incentive Plan. Short-term performance-based incentive compensation was provided through the annual MIP. The MIP provides each executive officer with the potential to earn a cash incentive upon attainment of performance metrics related to revenue and profitability, as well as personal objectives.

MIP. Under the annual MIP Cash Incentive Plan, each executive is eligible to receive a cash award (“Target Incentive Compensation”) based upon a pre-determined percent of base salary upon achievement by Lionbridge of identified corporate-wide objectives relating to:

•	Profitability

•	Revenue

•	Attainment of objectives specifically related to the operations or function for which such Executive Officer is responsible.

No payout under the Profitability component of annual MIP is made unless Profitability is at least 70% of the agreed upon Target and no payout under the Revenue component of annual MIP is made unless Revenue is at least 85% of the agreed upon Target (the “Minimum Thresholds”). If actual results show that the Target for any of the three components is exceeded, the bonus opportunity is increased proportionately up to a maximum of 125% of such individual’s target bonus. If actual results show that the Target for any of the three components is not achieved, but is above the applicable Minimum Threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

Target incentive compensation levels were reviewed by the Committee in 2012 and existing levels were maintained for all Executive Officers. Target Incentive Compensation is designed to reward achievement of performance objectives and provide a tangible incentive towards such achievement.

Under the terms of the 2012 MIP, a participating Executive Officer was entitled to his or her target bonus based on achievement of each performance metric targets relating to Profitability, Revenue and Personal Objectives (the “Targets”). Each individual’s target bonus opportunity was set at a percentage of his or her base salary.

2012 MIP Performance Targets of Revenue, Profitability and Personal Objectives. The Committee, in consultation with the Chief Executive Officer, annually establishes the performance objectives and funding thresholds for the MIP. Performance thresholds for 2012 were based on achievement of pre-established Profitability, Revenue and Personal Objectives targets. The Committee has the discretion to interpret the annual MIP as necessary to ensure that the underlying purposes of the annual MIP are met and to make adjustments to reflect the impact of foreign currency exchange rate fluctuations and other extraordinary events but elected not to exercise this discretion in 2012. Under the 2012 MIP, Executive Officers were eligible to receive a cash bonus, calculated based on a specified percent of their respective 2012 base salaries, upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of internal revenue targets for the year ending December 31, 2012 (1/3)

•	Achievement of identified Lionbridge internal profitability targets for the year ending December 31, 2012 (1/3)

•	Achievement of identified personal objectives (1/3).

The pre-established Revenue and Profitability targets and the threshold achievement for payment of such targets for the MIP in 2012 were as follows:

•	Revenue Target (adjusted for currency): $462.5 Million. The threshold for payment of this component was achievement of at least 85% of the Revenue Target, or $393.13 Million.

•

Profitability Target (adjusted for currency): $31.3 Million, based on the Company’s earnings before interest, taxes depreciation, amortization, restructuring costs, stock based compensation charges and other one-time events. The threshold for payment of this component was achievement of at least 70% of the Profitability Target, or $21.9 Million.

When establishing the 2012 Revenue and Profitability Targets, the Committee set thresholds at a level above budget targets for the year in order to reward performance that exceeded budget.

The Personal Objective component of annual MIP was established by the Committee for each Executive Officer during the first quarter of 2012. In doing so, the Committee established personal objectives for each Executive Officer, considering the overall objectives of the Company’s compensation programs as described above under “Objectives of Lionbridge Compensation Programs in 2012” and by identifying specific factors related to the operational unit or functional areas for which each such Executive Officer is responsible. The Committee establishes goals that are aggressive and require substantial effort and focus for attainment to ensure steady progress toward the achievement of the Company’s long-term strategic goals and transformation.

The Personal Objectives established for each Executive Officer for 2012 were as follows:

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Chief Executive Officer: Implementation of organizational design changes to align with strategic direction and market opportunities; overall responsibility for achievement of internal revenue and profitability targets; enhanced cost containment, cash management and collection activities; acceleration of deployment of commercial technology and crowdsourcing offerings and cross product line opportunities; and execution of the Company’s long-term strategies to improve shareholder value.

•

Chief Financial Officer: Improvements to financial systems, processes and structures to align with strategic and business priorities and enhance operational efficiencies; deployment of effective strategies to manage foreign currency exchange rate volatility, inter-company costs and world-wide tax exposures; and rationalization of real estate portfolio.

•

Senior Vice President, GLT: Evaluation and improvement of organizational structure and delivery platforms within product lines to maximize operational efficiencies and innovation; effective evaluation, training and deployment of worldwide and subject matter resources; improvements in customer satisfaction, business process improvements, cost and expense efficiencies; acceleration of migration of production to global delivery centers and centers of excellence for particular verticals or industries; accelerated use and adoption of technology in all lines of business and production; development and assessment of complementary strategic offerings; and achievement of internal product line revenue and profitability targets.

•

Chief Sales Officer: Achievement of revenue growth, particularly in certain identified markets, industries and geographies; recruitment and retention of sales resources with skills, experience and talent aligned with the Company’s strategic and business priorities in general and technology products in particular; enhanced sales training and sales metrics; development, enhancement and execution of cross-product line sales strategies; and design and management of an efficient and effective sales incentive compensation program.

•

Senior Vice President, ECS: Achievement of internal product line revenue and profitability targets; refinement of product offerings and operational capabilities; alignment of organizational design and personnel with operational goals; evaluation and improvement of organizational structure and delivery platforms; acceleration of cloud-based worker offerings; improvements in customer satisfaction, business process improvements, cost and expense efficiencies; acceleration of migration of production to global delivery centers, organizational structure and delivery platforms; acceleration of cloud-based worker offerings; improvements in customer satisfaction, business process improvements, cost and expense efficiencies; acceleration of migration of production to global delivery centers.

•

Senior Vice President, Marketing: Development and deployment of a comprehensive global corporate marketing strategy; development and deployment of marketing strategies for each product line and vertical; identification and development of new product offering strategies that contribute to the Company’s profitability and revenue objectives, including global web operations and global marketing operations; development and deployment of internal marketing operations to support the sales organizations of each product line and vertical and contribute to the Company’s profitability and revenue objectives.

Determination of Achievement of Revenue and Profitability Components under the 2012 MIP. Shortly after the end of 2012, the Nominating and Compensation Committee determined that the Minimum Thresholds related to funding both the Revenue and the Profitability components of the 2012 MIP were achieved and that the Profitability Target was also exceeded. Based on this adjustment of the Revenue Component, the Committee determined that the Company had attained 98% of the Revenue Component which resulted in a funding level of 94%, and 110% of the Profitability Component which resulted in a funding level of 110%. Accordingly, each Executive Officer participating in the 2012 MIP received amounts related to achievement of component of the annual MIP related to Revenue reflecting the Revenue Target multiplied by 94%, and the Profitability Target multiplied by 110%.

Determination of Achievement of Personal Objectives Targets under the 2012 MIP. When the Committee determines whether the Revenue and Profitability Targets have been met, it assesses the extent to which each Executive Officer has achieved the previously established Personal Objective component. The Committee bases its determination on quantitative and qualitative factors, as some metrics are based on financial or other quantitative performance, while others are based on qualitative assessments of performance by the Committee and the Chief Executive Officer. As noted above, the Committee has established very high expectations for attainment of Personal Objectives and does not expect that every objective will be fully met each year. Rather, the Committee assesses progress toward the long-term strategic goals. Accordingly, less than full attainment of the Personal Objective component merely indicates that not all of the Personal Objectives were fully met, although many may have been met in whole or in part.

The Committee determined that none of the Executive Officers fully achieved all of his or her Personal Objectives in 2012, although each made progress in attaining a portion of such objectives. As a result, the Personal Objectives portion of MIP was funded at between 10% and 17% attainment for each Executive Officer.

The Committee recognized the significant accomplishment of substantially meeting both the Revenue and Profitability Targets in 2012, but noted that as a consequence, less than 50% attainment of Personal Objectives occurred. In particular, the Committee noted the slower than expected implementation of operating and sales efficiencies; slower than expected growth in defined new service offerings and vertical markets; longer than expected design and validation of new technology solutions; longer than expected customer ramp time for new customer engagements; and a longer than anticipated sales cycle associated with new business solutions. Full achievement in these areas was also impacted by a diversion of attention and resources to the integration of Productive Resources and Virtual Solutions, which the Committee expects will contribute significantly to the long-term revenue, profitability and strategic goals of the Company. The Committee recognizes the progress made in each of the key areas and objectives by its Executive Officers and the achievement of the fundamental and foundational components of these Personal Objectives. The Committee also notes continued high customer satisfaction, the integration of the Company’s technology offerings with its traditional service offerings; and the expansion of the Company’s range of solutions, capabilities and expertise.

Based on 2012 performance, each Executive Officer received between 57% and 59% of his or her maximum potential award under the MIP, as follows:

Executive Officer	Maximum Annual MIP Award	Percentage Earned	Amount Awarded under the Plan
Rory Cowan	$980,653	59%	$588,001
Donald Muir	$270,000	58%	$157,664
Henri Broekmate	$225,000	59%	$133,637
Paula Shannon	$225,000	57%	$129,137
Martha Crow	$213,750	58%	$124,728
Marc Osofsky	$206,250	57%	$118,376

Long-term Equity-based Incentive and Retention Compensation. The Committee uses equity awards as its primary long-term compensation vehicle. In 2012, the Committee continued its practice of awarding Executive Officers and other key employees equity consisting of stock options and restricted stock or restricted stock units, with vesting generally occurring over four years. Lionbridge’s equity plans, which have been approved by the Company’s stockholders, require that stock options be granted at an exercise price of at least fair market value on the date of grant.

Annual equity awards are typically made by the Committee during the first quarter of each year. In January 2012, the Committee granted each Executive Officer shares of restricted stock and stock options, each of which vest over a four-year period. In addition, consistent with its objective of increasing the amount of long-term performance based compensation, the Committee granted each Executive Officer an LTIP—shares of restricted stock with restrictions that lapse upon achievement of specified revenue and profitability targets within two years from the date of grant. The Committee authorized these grants with the expectation that future payouts with respect to these awards will reward the contributions made by the executives during 2012 and the years to come to strengthen the Company and its future stock price performance, consistent with stockholder gains.

The Committee believes that equity incentives, in the form of restricted stock awards and stock options with vesting over time and others upon achievement of performance objectives, are an effective vehicle for the long-term element of compensation, as these align individual and team performance with the achievement of the Company’s strategic and financial goals over time, and with stockholders’ interests. The Committee generally provides a mix of restricted stock grants and stock option awards. These two equity vehicles reward stockholder value creation in slightly different ways. Stock options, which have exercise prices of at least fair market value of the Company’s stock on the date of grant, reward Executive Officers only if the stock price increases from the date of grant. Restricted Stock awards are impacted by all stock price changes, so the value to the Executive Officers is affected by both increases and decreases in stock price from the market price at the date of grant.

During 2012, approximately 75% of the total value of long-term equity compensation awards granted to Executive Officers in 2012 was in the form of restricted stock, with stock options accounting for the remaining value. The Committee established this allocation in order to weight equity incentives more towards the type of award that reflects both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in stockholder value at all levels. Approximately one-third of 2012 restricted stock grants were in the form of an LTIP, which vests only upon achievement of performance metrics related to long-term revenue and profitability growth. In determining this allocation, the Committee also considered the considerable “at risk” long-term performance compensation granted in 2011, notably the 2010 LTIP and Special Incentive Awards, each of which were scheduled to vest in February 2013 if performance metrics are achieved. In addition, the weighting toward restricted stock allows the Committee to deliver equivalent value with less use of authorized shares. The Committee may in the future adjust this mix of award types or approve different award types, as part of the overall incentive award.

The term of stock options granted under the Company’s equity plans is generally 7 to 10 years. The Committee reviews the term of stock options from time to time prior to grant.

2013 COMPENSATION OBJECTIVES

In January 2013, the Committee reviewed its compensation objectives and concluded that it would continue to base Executive Compensation on the four elements utilized in 2012—Base Salary, Annual Cash-based Incentive Compensation (MIP Annual Cash Incentive Plan), Annual Equity-based Incentive and Retention Compensation and Long-Term Performance-based Compensation. This decision was based in recognition of the strong support our stockholders gave our executive compensation programs in the “say on pay” advisory vote conducted at our 2012 Annual Meeting of Stockholders.

2013 MIP. In February 2013, the Committee established performance thresholds for the MIP Annual Cash Incentive Plan in 2013, which are substantially similar in focus and structure to those established in 2012. The Committee enhanced the design of the MIP for 2013 by adding one additional performance metric, the Product Line Performance Metric (“PLPM”) to the MIP for Executive Officers who have key product line responsibilities, in order to tie a greater portion of such officers’ variable compensation to performance metrics associated with the product line under their management.

The 2013 MIP is based on achievement of pre-established Profitability, Revenue, Personal Objective and PLPM targets. Executive Officers of Lionbridge are eligible to receive a cash bonus, calculated based on a specified percent of their respective 2013 base salary, upon achievement of revenue, profitability, personal and for certain executive officers, product line performance targets. The Personal Objectives established for 2013 again reflect the Committee’s philosophy of setting high expectations of performance in order to accelerate the Company’s strategic transformation.

The Chief Executive Officer and Chief Financial Officer are eligible to receive a cash bonus upon achievement of each of the following three equally weighted performance metrics:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (1/3);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (1/3); and

•	Achievement of identified personal objectives (1/3)

The following executive officers, each of whom has responsibility for particular product lines or functions, are eligible to receive a cash bonus upon achievement of the four performance metrics as follows:

Senior Vice President and Chief Sales Officer:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (50%);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (20%);

•	Achievement of identified personal objectives related to the overall Corporate sales function and operations; (10%) and
•	Achievement of PLPM related to revenue growth in the GLT product line (20%).

Senior Vice President, Worldwide Operations, GLT:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (30%);

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (30%);

•	Achievement of identified personal objectives related to the GLT product line and corporate-wide as described below (20%); and

•	Achievement of PLPM related to revenue growth in the GLT product line from designated customers (20%).

Senior Vice President, ECS:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (30%)

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (30%);

•	Achievement of identified personal objectives related to the Global Development and Testing (“GDT”) and ECS product lines and corporate-wide as described below (20%); and

•	Achievement of PLPM related to revenue growth in the GDT and ECS product lines (20%).

Senior Vice President, Marketing:

•	Achievement of Lionbridge internal revenue targets for the year ending December 31, 2013 (30%)

•	Achievement of Lionbridge internal profitability metrics for the year ending December 31, 2013; (30%);

•	Achievement of identified personal objectives related to the overall Corporate marketing function and operations (20%); and

•	Achievement of PLPM related to revenue and profitability from Global Marketing Operations (20%).

Personal Objectives for Executive Officers: The defined Personal Objectives for each Executive Officer are as follows:

•

Chief Executive Officer: Implementation of organizational design changes to align with strategic direction and market opportunities; overall responsibility for achievement of internal revenue and profitability targets; acceleration of deployment of commercial technology and enterprise crowdsourcing offerings and cross product line opportunities; and execution of the Company’s long-term strategies to improve shareholder value.

•

Chief Financial Officer: Implementation of new financial systems, processes and structures to align with strategic and business priorities and enhance operational efficiencies; provide support to all areas of the business using historical financial data and analytics from market data; and rationalization of real estate portfolio and all other capital leases.

•

Senior Vice President and Chief Sales Officer: Achievement of revenue growth, particularly in certain identified markets, industries, geographies and offerings new customer acquisition; recruitment and retention of sales resources with skills, experience and talent aligned with the Corporation’s strategic and business priorities; enhanced sales training and sales metrics; development, enhancement and execution of cross-product line sales strategies; and design and management of an efficient and effective sales incentive compensation program.

•

Senior Vice President, Worldwide Operations, GLT: Continued evaluation and improvement of organizational structure and delivery platforms within product lines to maximize operational efficiencies and innovation; improvements in customer satisfaction, business process improvements, cost and expense efficiencies; development and assessment of complementary strategic offerings; accelerated use and adoption of new platforms and technology and achievement of internal product line revenue and profitability targets; revenue achievement of assigned global accounts across all product lines.

•

Senior Vice President, ECS: Achievement of internal product line revenue and profitability targets; refinement of product offerings and operational capabilities; alignment of organizational design and personnel with operational goals; evaluation and improvement of organizational structure and delivery platforms; acceleration of cloud-based worker offerings; improvements in customer satisfaction, business process improvements, cost and expense efficiencies.

•

Senior Vice President, Marketing: Development and deployment of all marketing support functions for all product lines and development of new product offering strategies that contribute to the Corporation’s profitability and revenue objectives; revenue and customer acceptance of global web operations and global marketing operations solutions; development and deployment of internal marketing operations to support the sales organizations of each product line and vertical and contribute to the Corporation’s overall profitability and revenue objectives.

Under the terms of the 2013 MIP, a participating Executive Officer will receive his or her target bonus based on achievement of each equally rated performance metric target. If actual results show that the Target for any of the components is exceeded, the bonus opportunity will be increased proportionately up to a maximum of 100% (125% in the case of corporate revenue or profitability achievement) of such individual’s target bonus. If actual results show that the Target for any of the components is not achieved, but is above a pre-determined minimum threshold, the bonus opportunity will be reduced proportionately to 50% of each individual’s target bonus. Each individual’s target bonus opportunity is set at a percent of his or her base salary.

The Committee believes that the thresholds are attainable but will require focused execution by the executive team and the Company of its strategic goals and objectives.

Equity-based Incentive and Retention Compensation. In January 2013, the Committee granted restricted stock and stock options to the Executive Officers. These equity grants vest over 4 years and the stock options have a term of 10 years. All stock options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The Committee continues to believe that equity grants that vest over time are an effective incentive and retention vehicle for the Executive Officers.

Long-term Performance-based Compensation. As discussed above, in 2013, the Committee granted LTIP Awards in addition to the traditional stock and option awards. The LTIP Award is designed to provide an incentive for the achievement of specific, identified long-term objectives related to revenue and profitability growth during the two year period following grant. If these objectives are not attained, the Executive Officer’s shares will be forfeited to the Company. As noted above, a portion of shares granted in 2011 under the 2011 LTIP were forfeited when the Company failed to fully achieve the two year revenue target required for full vesting.

EQUITY GRANT PRACTICES

The Nominating and Compensation Committee is required to approve all equity grants, including those to the Executive Officers and other key employees of the Company. Generally, equity awards are made on an annual basis to Executive Officers and key employees during the first quarter of each year, at either a special meeting or a regular quarterly meeting. Grants to newly hired employees are either made on the date the employee commences employment or at the next regularly scheduled Committee meeting. All awards are approved by the Committee and grants are made with an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Grant guidelines have been established by the Company for various tiers or categories of employees and have been reviewed and approved by the Committee with respect to guidelines applicable to Executive Officers. The Committee annually examines both the size of proposed grants to key employees generally and to the executive management team in particular, and the applicable vesting schedule for such grants. Recommendations for equity grants to Executive Officers and key employees are presented to the Committee by the Chief Executive Officer and the Senior Vice President of Human Resources in

accordance with the grant guidelines, and as appropriate, in consultation with the individuals’ managers. Grants to any particular individual, including any Executive Officer, are made following review of the individual’s existing overall cash and equity compensation, including an assessment of the retention and incentive value of existing equity awards, and an assessment of the retention and incentive objectives of the Company. As part of this evaluation, the Committee reviews tally sheets which show the executive’s compensation, including the value of equity and cash incentive compensation. In addition, the Committee also considers the amount of equity overhang, dilution, accounting treatment under FASB ASC Topic 718 and other financial accounting standards and regulations, and tax implications, particularly with respect to Section 162(m) of the Internal Revenue Code. The Committee may delegate to the Chief Executive Officer authority to make or allocate equity awards to employees who are not Executive Officers.

The Company has never granted options at a price other than the fair market value of Lionbridge Common Stock on the date of grant. The Company has conducted an examination of books and records of the Company and no evidence of option backdating was found to exist. The Company’s independent auditors reviewed this examination and concurred with these conclusions.

CEO COMPENSATION

The Committee annually reviews the overall compensation package provided to the Chief Executive Officer, including a review of the key compensation elements of base salary, short- and long-term incentive compensation, annual equity-based incentive and retention compensation and long-term performance-based equity, to ensure that it is competitive, provides an appropriate incentive for performance achievement consistent with Company goals, objectives and strategies, and maintains its retention value over time. In January 2012, the Committee took action to increase Mr. Cowan’s base compensation from $600,000 to $660,000. Mr. Cowan’s base salary had not been adjusted since 2010.

In making these adjustments in 2012 and 2013 to Mr. Cowan’s compensation, the Committee reviewed the components of Mr. Cowan’s compensation against those of CEOs in the Peer Group. Through this analysis, the Committee determined that Mr. Cowan’s total direct compensation (comprised of base salary, cash incentive compensation and equity) was in the lower half of the total direct compensation of CEOs in the Peer Group. In examining the components of Mr. Cowan’s compensation, the Committee noted that Mr. Cowan’s base salary was at the median and below the mean for the Peer Group and sought to bring the base salary component closer to the mean. Accordingly, the Committee determined that a modest increase in base salary would provide a more effective, appropriate and competitive overall compensation package.

Mr. Cowan’s terms of employment are governed by an Employment Agreement entered into in September 2006. The Employment Agreement provides Mr. Cowan with certain levels of salary and benefit continuation following termination of employment for specified reasons, including upon a change of control. If Mr. Cowan’s employment is terminated by Lionbridge without cause or by Mr. Cowan for good reason (for example, not holding the position of Chief Executive Officer of the acquiring corporation) in either case, within six months prior to or two years following a change of control of Lionbridge (a “double trigger”), then Mr. Cowan is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 200% of the sum of (i) his then current base salary, plus (ii) the amount of bonus payable to him with respect to the fiscal year immediately preceding the year in which the termination occurred; (b) payment of a pro rata portion of his Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 24 months following termination. In addition, upon a change of control, unvested stock options and restricted stock awards will become fully vested. The Committee determined that the terms of the Employment Agreement reflected an appropriate level of compensation for a chief executive officer leading a company of Lionbridge’s current size and complexity.

POST-TERMINATION AND CHANGE OF CONTROL

In addition to Mr. Cowan’s Employment Agreement described above which addresses CEO compensation upon termination of employment or change of control, the Committee has adopted the following additional policies and plans relating to compensation to the remaining members of the executive team upon termination of employment or change of control. The Company does not provide retirement benefits or a retirement plan.

Severance Benefits. In 2008, the Committee revised the Lionbridge Severance Policy for Executive Officers to increase the benefits payable upon a termination other than for cause from three months to six months of base salary continuation, plus continuation of health and welfare benefits for that six-month period. Messrs. Broekmate and Osofsky and Ms. Shannon and Ms. Crow, under the Lionbridge Severance Policy for Executive Officers, would receive six monthly severance payments, each in an amount equal to his or her then currently monthly base compensation, if Lionbridge terminates his or her employment other than for cause, and health benefit continuation for such period. Under the terms of his offer letter, Mr. Muir is entitled to receive base salary continuation payments for a period of twelve months if he is terminated without cause.

Non-Competition Agreements. Each Executive Officer has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Change of Control Plan. The Company’s Change of Control Plan is designed to protect executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against loss of the anticipated benefits of their long-term incentive compensation arrangements. The goal of the Change of Control Plan and the related arrangements is to allow the Executive Officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. The Change of Control Plan was amended and restated in 2008 to incorporate technical modifications related to compliance with Section 409A of the Internal Revenue Code.

Under the terms of the Change of Control Plan, if the employment of any Executive Officer, other than the CEO, is terminated without cause or for good reason within 18 months following a change of control of Lionbridge (a “double trigger”), then the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Incentive Compensation; (b) payment of a pro rata portion of the executive’s Target Incentive Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an Executive Officer shall vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Each Executive Officer, except for Mr. Cowan, has entered into a Change of Control Agreement with the Company with respect to such officer’s rights and obligations under the Change of Control Plan. Mr. Cowan is not a participant under the Change of Control Plan as his benefits upon a change of control of the Company are determined by his Employment Agreement.

Executive Compensation Recovery Policy. In 2010, the Committee adopted an Executive Compensation Recovery Policy with respect to all performance-based awards, including annual MIP awards, made to Executive Officers and other designated executives, relating to recoupment or forfeiture in the event the Company’s financial results are subject of a restatement (other than a restatement for a change in accounting policies) where the restatement results in a material impact on the financial statements; or in the event of fraud or misconduct that results in inflated performance based incentive compensation. This Policy would apply, at the Board’s discretion, to the individuals responsible for the misconduct and, in the case of a restatement of financial statements, to all executives whose incentive compensation was affected by the restatement.

Perquisites and Other Benefits. During 2012, Lionbridge did not provide any additional perquisites or benefits to its executives that it did not otherwise provide to its employees generally, other than as described below. Ms. Shannon, a resident of Canada, is not eligible to participate in the Lionbridge 401(k) Plan or certain other benefits available to U.S. employees generally. In lieu thereof, Lionbridge provides Ms. Shannon with life, accidental death and disability insurance, long-term disability insurance and makes an annual contribution to her pension. In addition, she receives reimbursement from Lionbridge for tax preparation services. Executive Officers receive an executive medical benefit consisting of a physical examination at a leading medical facility. Lionbridge provides to the Executive Officers and approximately 20 additional key employees a long-term care base plan, enhanced long-term disability coverage and an enhanced life insurance plan. The long-term care plan is an optional benefit to all other employees at their cost. In addition, long term disability coverage for the Executive Officers and the designated key employees has been enhanced to provide for a benefit of up to 70% of the participant’s base salary. The enhanced life insurance plan provides the Executive Officers with a life insurance benefit of three times annual base salary, up to a maximum $1.2 million per individual.

ACCOUNTING AND TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the Company’s Chief Executive Officer and the four other most highly compensated Executive Officers. Certain performance-based compensation approved by the Company’s stockholders, including option grants under the Company’s stock incentive plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m), and in the future may decide to structure the performance-based portion of its Executive Officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating Executive Officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a policy that all compensation must be deductible. In addition, the Company has significant net operating loss carryforwards which may be utilized if and when it awards any compensation in excess of the Section 162(m) thresholds.

Compensation Committee Report

The Nominating and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, the Nominating and Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Claude Sheer (Chairperson)

Guy L. de Chazal

Paul Kavanagh

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains certain information about the compensation that our Executive Officers earned in fiscal years 2012, 2011 and 2010.

Summary Compensation Table for Fiscal Years 2012, 2011 and 2010

Name and Principal Position	Year	Salary[1] ($)	Bonus ($)	Stock Awards[2] ($)	Option Awards[2] ($)	Non-Equity[3] Incentive Plan Compensation ($)	All Other Compensation[4] ($)	Total ($)
Rory J. Cowan,	2012	$653,769	$0	$955,500	$127,643	$588,001	$22,254	$2,347,167
Chairman, Chief Executive	2011	$600,000	$0	$1,221,484	$184,656	$427,680	$20,542	$2,454,362
Officer and President	2010	$574,423	$0	$1,472,700	$107,481	$571,142	$24,861	$2,750,607
(Principal Executive Officer)
Donald M. Muir,	2012	$360,000	$0	$464,100	$63,821	$157,664	$19,193	$1,064,779
Chief Financial Officer and	2011	$354,000	$0	$698,717	$109,640	$129,587	$15,306	$1,307,250
Senior Vice President	2010	$300,000	$0	$664,200	$53,740	$170,382	$16,009	$1,204,331
(Principal Financial Officer)
Henri Broekmate,	2012	$300,000	$0	$423,150	$55,844	$133,637	$19,156	$931,787
Senior Vice President,	2011	$300,000	$32,396	$649,842	$92,328	$107,989	$17,913	$1,200,468
Worldwide Operations, GLT	2010	$300,000	$0	$664,200	$53,740	$140,385	$19,064	$1,177,389
Martha Crow	2012	$280,000	$0	$271,200	$41,862	$124,728	$2,811	$720,601
Senior Vice President, Global Enterprise Solutions
Marc Osofsky,	2012	$275,000	$0	$283,920	$38,293	$118,376	$15,166	$730,755
Senior Vice President, Marketing
Paula Shannon,	2012	$300,000	$0	$423,150	$55,844	$129,137	$13,252	$921,383
Chief Sales Officer and	2011	$300,000	$0	$610,742	$92,328	$107,989	$21,582	$1,132,641
Senior Vice President	2010	$300,000	$0	$664,200	$53,740	$140,385	$20,665	$1,178,990

FOOTNOTES

(1)	Effective February 1, 2012, Mr. Cowan’s base salary was increased from $600,000 to $660,000.

(2)	The value of the awards has been computed in accordance with in FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 8 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2013. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards during fiscal years 2012, 2011, or 2010. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested. A portion of the amounts reported under the “Stock Awards” column represent Long-Term Incentive Performance Awards (LTIP Awards) and the special one-time Retention Grant that vest only if revenue and/or profitability targets are met in 2013 and 2014.

(3)	Cash award earned for 2012 performance under the Lionbridge Management Incentive Plan.

(4)	Includes $2,250 for each of Messrs. Cowan, Muir, Broekmate and Osofsky and Ms. Crow as a Lionbridge match of 401(k) contributions, and for each executive other than Ms. Shannon, includes the value of employer-provided health and welfare benefits. Ms. Shannon, a resident of Canada, is not eligible to participate in the 401(k) program and does not receive health or welfare benefits from Lionbridge. In lieu thereof, she receives life insurance, accidental death and disability insurance, long-term disability insurance and an annual pension contribution in the aggregate amount reported as “All Other Compensation.”

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2012

The following table shows all awards granted to each of our Executive Officers during the fiscal year ended December 31, 2012.

Grants of Plan-Based Awards in Fiscal Year Ending December 31, 2012

Name	Grant Date and Date of Corporate Action	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rory J. Cowan	02/02/2012								80,000	$2.73	$127,643
Rory J. Cowan	02/02/2012							250,000			$682,500
Rory J. Cowan	02/02/2012				50,000	100,000	100,000				$273,000
Rory J. Cowan		$392,261	$784,522	$980,653
Donald M. Muir	02/02/2012								40,000	$2.73	$63,821
Donald M. Muir	02/02/2012							120,000			$327,600
Donald M. Muir	02/02/2012				25,000	50,000	50,000				$136,500
Donald M. Muir		$108,000	$216,000	$270,000
Henri Broekmate	02/02/2012								35,000	$2.73	$55,844
Henri Broekmate	02/02/2012							115,000			$313,950
Henri Broekmate	02/02/2012				20,000	40,000	40,000				$109,200
Henri Broekmate		$90,000	$180,000	$225,000
Martha Crow	02/02/2012				20,000	40,000	40,000				$109,200
Martha Crow	11/28/2012								20,000	$4.05	$41,862
Martha Crow	11/28/2012										$162,000
Martha Crow		$84,000	$168,000	$213,750
Marc Osofsky	02/02/2012								24,000	$2.73	$38,293
Marc Osofsky	02/02/2012							80,000			$218,400
Marc Osofsky	02/02/2012				12,000	24,000	24,000				$65,520
Marc Osofsky		$82,500	$165,000	$206,250
Paula Shannon	02/02/2012								35,000	$2.73	$55,844
Paula Shannon	02/02/2012							115,000			$313,950
Paula Shannon	02/02/2012				20,000	40,000	40,000				$109,200
Paula Shannon		$90,000	$180,000	$225,000

FOOTNOTES:

(1)	The amounts shown in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column, subcolumn “Threshold,” reflect the minimum payout level (50%) under the Lionbridge Management Incentive Plan for 2012. The amounts shown in the subcolumn of “Target” reflect 100% of such Executive’s target bonus opportunity, and the amounts shown in the subcolumn of “Maximum” reflect 125% of such Executive’s target bonus opportunity, an amount that would have been payable had the Company exceeded the Target by 125% or more. These amounts are based on the Executive Officer’s base salary and target bonus opportunity for 2012, as further described in the section titled “Annual Cash-based Incentive Compensation-Management Incentive Plan” in the Compensation Discussion and Analysis. Actual payouts made to Executive Officers for 2012 performance under the Lionbridge Management Incentive Plan are shown in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The exercise price of all stock options granted under any Lionbridge equity plan is equal to the closing price of the Common Stock on the date of grant.

(3)

Without taking into account the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock, restricted stock unit and option awards granted in 2012, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not represent the actual amounts paid to or realized by the Executive Officer for these awards in 2012. The value as of the grant date for stock options and restricted stock awards is recognized over the number of days of service required for the grant to become vested.

(4)	Equity awards reflected in these columns will not vest unless or until revenue and/or profitability targets are met in 2015. The number of shares reported in the “Target” and “Maximum” columns reflect the maximum number of shares that would vest if the applicable performance targets are met. If the applicable minimum threshold is attained, 50% of the shares granted would vest and the actual number of shares that would vest increases proportionately up to 100% based on actual percentage attained above the minimum threshold.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information with respect to outstanding stock options and stock awards held by our Executive Officers as of December 31, 2012.

Outstanding Equity Awards At December 31, 2012

	Option Awards[1]					Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Rory J. Cowan (total)							611,251	$2,457,229	530,000		$2,130,600
Rory J. Cowan	0	0	0		$0.00	01/30/2013	21,938		0
Rory J. Cowan	0	0	0		$0.00	05/16/2013	39,313		0
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2013	0		0
Rory J. Cowan	200,000	0	0		$9.82	11/21/2013	0		0
Rory J. Cowan	0	0	0		$0.00	01/30/2014	120,000		0
Rory J. Cowan	0	0	0		$0.00	01/31/2015	180,000		0
Rory J. Cowan	125,000	0	0		$5.79	02/16/2015	0		0
Rory J. Cowan	0	0	100,000	[3]	$7.61	09/19/2015	0		0
Rory J. Cowan	25,594	3,656	0		$1.68	01/05/2016	0		0
Rory J. Cowan	26,812	8,938	0		$1.70	05/14/2016	0		0
Rory J. Cowan	0	0	0		$0.00	09/19/2016	0		200,000	[3]
Rory J. Cowan	50,000	30,000	0		$2.32	01/28/2017	0		0
Rory J. Cowan	0	80,000	0		$2.73	02/02/2017	0		0
Rory J. Cowan	30,000	50,000	0		$3.91	01/28/2018	0		0
Rory J. Cowan	0	0	0		$0.00	06/14/2020	0		150,000	[4]
Rory J. Cowan	0	0	0		$0.00	01/28/2021	0		80,000	[4]
Rory J. Cowan	0	0	0		$0.00	02/02/2022	250,000		0
Rory J. Cowan	0	0	0		$0.00	02/20/2022	0		100,000	[4]
Donald M. Muir (total)							313,751	$1,261,279	150,000		$603,000
Donald M. Muir	0	0	0		$0.00	01/30/2013	9,282		0
Donald M. Muir	0	0	0		$0.00	05/16/2013	17,594		0
Donald M. Muir	0	0	0		$0.00	01/30/2014	60,000		0
Donald M. Muir	0	0	0		$0.00	01/31/2015	106,875		0
Donald M. Muir	10,828	1,547	0		$1.68	01/01/2016	0		0
Donald M. Muir	11,343	3,782	0		$1.70	05/14/2016	0		0
Donald M. Muir	25,000	15,000	0		$2.32	01/28/2017	0		0
Donald M. Muir	0	40,000	0		$2.73	02/02/2017	0		0
Donald M. Muir	17,813	29,687	0		$3.91	01/28/2018	0		0
Donald M. Muir	0	0	0		$0.00	06/14/2020	0		60,000	[4]
Donald M. Muir	0	0	0		$0.00	01/28/2021	0		40,000	[4]
Donald M. Muir	0	0	0		$0.00	02/02/2022	120,000		0
Donald M. Muir	0	0	0		$0.00	02/02/2022	0		50,000	[4]

	Option Awards[1]				Stock Awards[2]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Henri Broekmate (total)						294,782	$1,185,024	140,000		$562,800
Henri Broekmate	10,000	0	0	$3.07	01/25/2013	0		0
Henri Broekmate	0	0	0	$0.00	01/30/2013	6,750		0
Henri Broekmate	0	0	0	$0.00	05/16/2013	15,532		0
Henri Broekmate	25,000	0	0	$9.82	11/21/2013	0		0
Henri Broekmate	0	0	0	$0.00	01/30/2014	60,000		0
Henri Broekmate	0	0	0	$0.00	01/31/2015	97,500		0
Henri Broekmate	35,000	0	0	$5.79	02/16/2015	0		0
Henri Broekmate	5,625	1,125	0	$1.68	01/05/2016	0		0
Henri Broekmate	6,188	3,094	0	$1.70	05/14/2016	0		0
Henri Broekmate	25,000	15,000	0	$2.32	01/28/2017	0		0
Henri Broekmate	0	35,000	0	$2.73	02/02/2017	0		0
Henri Broekmate	15,000	25,000	0	$3.91	01/28/2018	0		0
Henri Broekmate	0	0	0	$0.00	06/14/2020	0		60,000	[4]
Henri Broekmate	0	0	0	$0.00	01/28/2021	0		40,000	[4]
Henri Broekmate	0	0	0	$0.00	02/02/2022	115,000		0
Henri Broekmate	0	0	0	$0.00	02/02/2022			40,000	[4]
Martha Crow (total)						85,000	$341,700	40,000		$160,800
Martha Crow	5,000	15,000	0	$2.11	12/12/2016	0		0
Martha Crow	0	20,000	0	$4.05	11/28/2022	0		0
Martha Crow	0	0	0	$0.00	12/12/2021	45,000		0
Martha Crow	0	0	0	$0.00	02/02/2022	0		40,000	[4]
Martha Crow	0	0	0	$0.00	11/28/2022	40,000		0
Marc Osofsky (total)						132,500	$532,650	33,000		$132,660
Marc Osofsky	0	0	0	$0.00	01/31/2015	52,500		0
Marc Osofsky	0	24,000	0	$2.73	02/02/2017	0		0
Marc Osofsky	7,500	12,500	0	$3.91	01/28/2018	0		0
Marc Osofsky	0	0	0	$0.00	01/28/2021	0		9,000	[4]
Marc Osofsky	0	0	0	$0.00	02/02/2022	80,000		0
Marc Osofsky	0	0	0	$0.00	02/02/2022	0		24,000	[4]
Paula Shannon (total)						287,282	$1,154,874	140,000		$562,800
Paula Shannon	0	0	0	$0.00	01/30/2013	6,750		0
Paula Shannon	0	0	0	$0.00	05/16/2013	15,532		0
Paula Shannon	80,000	0	0	$9.82	11/21/2013	0		0
Paula Shannon	0	0	0	$0.00	01/30/2014	60,000		0
Paula Shannon	0	0	0	$0.00	01/31/2015	90,000		0
Paula Shannon	50,000	0	0	$5.79	02/16/2015	0		0
Paula Shannon	7,875	1,125	0	$1.68	01/05/2016	0		0
Paula Shannon	9,281	3,094	0	$1.70	05/14/2016	0		0
Paula Shannon	25,000	15,000	0	$2.32	01/28/2017	0		0
Paula Shannon	0	35,000	0	$2.73	02/02/2017	0		0
Paula Shannon	15,000	25,000	0	$3.91	01/28/2018	0		0
Paula Shannon	0	0	0	$0.00	06/14/2020	0		60,000	[4]
Paula Shannon	0	0	0	$0.00	01/28/2021	0		40,000	[4]
Paula Shannon	0	0	0	$0.00	02/02/2022	115,000		0
Paula Shannon	0	0	0	$0.00	02/02/2022	0		40,000	[4]

FOOTNOTES:

(1)	Options (other than the 2006 Market-based Awards described in footnote 3 below) become exercisable over four years from date of grant, at the rate of 25% on the first anniversary and 12.5% on each six month anniversary thereafter.

(2)	Restricted Stock Awards are subject to restrictions on disposition that lapse over four years from date of grant.

(3)	2006 Market-based Awards granted to Mr. Cowan in 2006 that vest upon attainment of market-based performance conditions, none of which were attained in 2012.

(4)	LTIP Awards and special one-time Retention Grant granted to each Executive Officer that vest upon attainment of revenue and/or profitability targets over a two year or three year period from date of grant.

(5)	Determined based on the Company’s closing stock price of $4.02 on December 30, 2012.

Option Exercises and Stock Vested in Fiscal 2012

The following table contains information about the exercise of stock options by, and stock awards that vested for, each of our Executive Officers during our fiscal year ended December 31, 2012, including the number of shares acquired upon exercise and the value realized, and the number of shares acquired upon the vesting of stock awards and the value realized, before payment of any applicable withholding taxes.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Rory J. Cowan	260,000	$341,788	307,169	$827,238
Donald M. Muir	160,000	$18,175	130,460	$351,574
Henri Broekmate	0	$0	142,741	$388,141
Martha Crow	0	$0	15,000	$61,500
Marc Osofsky	0	$0	17,500	$47,425
Paula Shannon	110,000	$150,869	137,741	$373,441

Potential Benefits Upon Termination or Change of Control

Potential Benefits upon Termination of Employment. Mr. Cowan, the Company’s Chief Executive Officer, entered into an Amended and Restated Employment Agreement with Lionbridge on September 19, 2006, which sets out our severance obligations to him if his employment was to be terminated other than for cause. If Mr. Cowan’s employment is terminated by Lionbridge without cause or by Mr. Cowan for good reason, he is entitled to receive a severance payment equal to the sum of his annual base salary and variable compensation (determined based on the variable compensation paid for the prior year), plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for one year. In addition, any unvested outstanding equity held by Mr. Cowan would be accelerated in full except for the 2006 Market-Based Awards. Assuming Mr. Cowan’s employment was terminated other than for cause on December 31, 2012 and assuming receipt of his MIP (bonus) for 2012 performance as of that date in accordance with the terms of the MIP, Mr. Cowan would have been entitled to a cash payment in the amount of $660,000 and continuation of health and related welfare benefits for one year with a value of $22,254. If such a termination were to have occurred prior to December 31, 2012, the date on which the 2012 MIP payment is determined, Mr. Cowan would have received a pro-rata portion of this payment, determined based on the 2011 MIP award.

The value of Mr. Cowan’s equity awards that would be accelerated upon such a termination of employment would be $2,646,220, assuming a price per share of $4.02, representing the closing price of Lionbridge common stock on December 31, 2012. Thus, Mr. Cowan’s total compensation if his employment with the Company were to have terminated on December 31, 2012 would have been $3,328,474, based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

In connection with his joining Lionbridge in 2007, Mr. Muir, the Company’s Chief Financial Officer, and Lionbridge agreed to an Offer Letter which sets out the severance benefits we are obligated to provide to him upon a termination of his employment other than a termination for cause. If Mr. Muir’s employment is terminated other than for cause, he is entitled to receive base salary continuation payments for a period of twelve months. Under these circumstances, Mr. Muir would also be entitled to receive health and welfare benefit continuation for the period during which he would be entitled to receive base salary continuation payments.

The Company’s Severance Policy for Executive Officers currently provides that each Executive Officer is entitled to receive cash payments equal to six months of base salary as of the date of termination without cause, and health and welfare benefit continuation for six months following date of termination without cause. Messrs. Broekmate and Osofsky and Ms. Crow and Shannon are covered by this Policy. Actual severance payable to Ms. Shannon, a resident of Canada, is also subject to the Quebec Labour Standards Act. Mr. Cowan’s severance benefits are governed by his Employment Agreement and Mr. Muir’s severance benefits are governed by his Offer Letter. Ms. Shannon does not receive medical benefits from the Company. We are not obligated to make any payment to these executives under the Severance Policy if their employment is terminated by us for cause or by the executive without good reason.

Assuming the employment of our Executive Officers other than Mr. Cowan were to be have been terminated without cause on December 31, 2012, those individuals would have been be entitled to payments in the amounts set forth opposite their name in the table below:

Name	Cash Severance on Termination Not for Cause(1)	Health and Related Welfare Benefits	Total
Donald M. Muir	$360,000	$19,193	$379,193	(3)
Henri Broekmate	$150,000	$9,578	$159,578	(2)
Martha Crow	$140,000	$1,406	$141,406	(2)
Marc Osofsky	$137,500	$7,583	$145,083	(2)
Paula Shannon	$150,000	$6,626	$156,626	(2)

FOOTNOTES:

(1)	Base salary for six months for each of Messrs. Broekmate and Osofsky and Ms. Crow and Shannon, respectively.

(2)	Reflects base salary and health and related welfare benefit continuation for a period of six months in accordance with the Company’s severance policy for executives in effect as of December 31, 2012.

(3)	Reflects base salary and related welfare benefit continuation for a period of twelve months in accordance with Mr. Muir’s Offer Letter.

Potential Benefits upon a Change of Control. Mr. Cowan’s Amended and Restated Employment Agreement also sets out the severance benefits we are obligated to provide in the event his employment is terminated by Lionbridge without cause or by Mr. Cowan for good reason within six months prior to or two years following a change of control. “Good reason” includes a material adverse change in Mr. Cowan’s title, duties, responsibilities, functions or reporting structure, including not serving as CEO of the acquiring company. If the “double trigger” conditions occur, Mr. Cowan would receive a lump sum severance payment equal to twice the sum of (i) his annual base salary, plus (ii) the amount of bonus payable to him with respect to the preceding fiscal year, plus a pro-rata portion of his variable compensation for the year during which termination occurs, as well as benefit continuation for two years. In addition, all of his outstanding equity would be accelerated in full upon a change in control. Assuming a change of control was to have taken place on December 31, 2012 and assuming contemporaneous receipt of his MIP (bonus) for 2012 performance as of that date in accordance with the terms of the MIP, Mr. Cowan would have been entitled to a cash payment in the amount of $2,175,360, and continuation of health and related welfare benefits for two years with a value of $44,509. The value of Mr. Cowan’s equity awards that would be accelerated upon a change of control on December 31, 2012 would be $4,776,820, assuming a price per share of $4.02, representing the closing price of Lionbridge common stock on December 31, 2012. Although Mr. Cowan is entitled to a partial gross up of any taxes attributable to Section 280G of the Internal Revenue Code, no gross up payment would be due in connection with any a change of control on December 31, 2012. Thus, Mr. Cowan’s total compensation if a change of control of the Company were to have taken place on December 31, 2012 would have been $ 6,996,689 based on cash severance, the value of benefit continuation, and the value of the acceleration of equity awards.

All of our other Executive Officers participate under our Change of Control Plan, which provides that if employment is terminated without cause by the Company or for good reason by such Executive Officer, in either case, within 18 months following a change of control of Lionbridge (a “double trigger”), the Executive Officer is entitled to severance benefits as follows: (a) a lump sum cash payment equal to 150% of the executive’s then current base salary and Target Variable Compensation for such year; (b) payment of a pro-rata portion of the executive’s Target Variable Compensation for the year of termination; and (c) continuance, at Lionbridge’s expense, of the executive’s health and related welfare benefits for a period of 18 months following the executive’s termination. The Change of Control Plan also provides that, upon a change of control of Lionbridge, (i) 50% of any unvested stock options held by an executive officer would vest and become immediately exercisable and (ii) the remaining 50% of the unvested stock options held by the Executive Officer will vest and become exercisable on the earlier of six months following the change of control or on the date such executive’s employment is terminated without cause or for good reason.

Assuming a change of control and a termination of employment were to have taken place on December 31, 2012 and assuming contemporaneous receipt of each officer’s MIP (bonus) for 2012 performance as of that date in accordance with the terms of the MIP, each of the Executive Officers other than Mr. Cowan would have been entitled to the cash payment set forth on the table below, and the value of his or her equity awards that would be accelerated upon the change of control would have been that amount shown on the table below:

Name	Cash Severance on Change of Control	Value of Accelerated Equity	Health and Related Welfare Benefits	Total
Donald M. Muir	$864,000	$1,887,469	$29,897	$2,780,259
Henri Broekmate	$720,000	$1,768,626	$28,735	$2,517,361
Martha Crow	$672,000	$509,663	$4,217	$1,185,880
Marc Osofsky	$660,000	$673,394	$22,750	$1,356,143
Paula Shannon	$720,000	$1,738,476	$19,878	$2,478,354

Each Executive Officer has entered into a non-competition agreement with Lionbridge upon the commencement of his or her employment. The agreements provide that such Executive Officer will not, during the course of his or her employment and the twelve months following the date of the termination of his or her employment with Lionbridge, (1) engage or otherwise have a financial interest in any business activity which is in competition with any of the products or services being provided by Lionbridge, (2) solicit Lionbridge’s employees, or (3) solicit or do business with any present or past customer of Lionbridge’s, or any prospective customer of Lionbridge’s, in connection with any business activity which would be in violation of the non-competition agreement. Mr. Cowan’s non-competition arrangements are reflected in his Employment Agreement.

Pension Benefits; Nonqualified Deferred Compensation

We do not sponsor any qualified or non-qualified defined benefit plans or maintain any non-qualified defined contributions plans or other deferred compensation plans for employees.

Employee Benefit Plans

Our employees, including our Executive Officers, are entitled to various employee benefits. These benefits include the following: medical, vision and dental care plans; flexible spending accounts for healthcare and dependent care; life and disability insurance; a 401(k) plan; and paid time off.

401(k) Plan

We offer all eligible U.S. employees participation in a 401(k) Plan administered by Fidelity. Under the Plan, employees are eligible to receive a matching contribution from Lionbridge for 100% of the employees’ contributions, up to $2,250, each year.

NON-MANAGEMENT DIRECTOR COMPENSATION FOR FISCAL 2012

Our Non-Employee Director Compensation Plan, as amended in 2011, provides for each new director to our Board who holds less than 1% of the our Common Stock to be granted an option to purchase 20,000 shares of Common Stock under Lionbridge’s Stock Incentive Plan. In addition, our non-employee directors also receive an annual option grant to purchase 10,000 shares of Common Stock under Lionbridge’s Stock Incentive Plan, and an annual retainer payable in cash and through a restricted stock unit (RSU) in the aggregate amount of $55,000. The option grants and the RSU each vest over two years from the date of grant at the rate of 50% on each anniversary of grant date. Directors serving on the Audit Committee receive an annual retainer of $5,000. The chairman of each of the Audit Committee and the Nominating and Compensation Committee receives an annual cash retainer of $15,000. Our Lead Independent Director receives an annual retainer of $15,000. In January 2013, this Plan was amended to provide for an additional per meeting fee payable for attendance at any special or unscheduled Board meeting, in the amount of $500 for a telephonic meeting and $2,000 for an in-person meeting.

Each director is reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors or of any committee of the Board. Each Director may, at his option, defer all or a portion of his annual cash or equity retainer, and any committee retainer, in the Company’s Deferred Compensation Plan for Independent Directors. Mr. Blechschmidt has elected to defer the equity portion of his retainer until such time as he retires from the Board.

In accordance with this director compensation policy, on May 3, 2012, each of Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh, Noonan and Sheer received an annual option grant, at an exercise price of $2.67 per share, which was equal to the fair market value of Common Stock on the date of grant.

The following table and notes present the compensation earned by our directors in fiscal year 2012.

Director Compensation in Fiscal Year 2012

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Unit Awards(3) ($)	Option Awards(1) (2) ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Blechschmidt	$25,000	$30,000	$15,390	$0	$0	$0	$70,390
Guy de Chazal	$45,000	$30,000	$15,390	$0	$0	$0	$90,390
Steven Fisher	$40,000	$30,000	$15,390	$0	$0	$0	$85,390
Paul Kavanagh	$25,000	$30,000	$15,390	$0	$0	$0	$70,390
Jack Noonan	$30,000	$30,000	$15,390	$0	$0	$0	$75,390
Claude Sheer	$40,000	$30,000	$15,390	$0	$0	$0	$85,390

FOOTNOTES:

(1)	The value of the awards has been computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculations for these amounts are set forth in note 8 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2013.

(2)	On May 1, 2012, each non-management director was granted options to purchase 10,000 shares of the Company’s common stock, at the exercise price of $2.67 per share, which was equal to the fair market value of the Common Stock on the date of grant. This option vests over two years. As of December 31, 2012, each director held the following number of outstanding options: Mr. Blechschmidt, 67,500; Mr. de Chazal, 67,500; Mr. Fisher, 60,000; Mr. Kavanagh, 67,500; Mr. Noonan, 50,000; and Mr. Sheer, 67,500.

(3)	The restricted stock unit awards represent shares of Common Stock subject to restrictions that lapse on June 1, 2013. Messrs. Blechschmidt, de Chazal, Fisher, Kavanagh, Noonan and Sheer each received an award of 11,236 restricted stock units on May 1, 2012. As of December 31, 2012, each director held the following number of Restricted Stock Units: Mr. Blechschmidt, 57,328; each of Messrs. de Chazal, Fisher, Kavanagh, Noonan and Sheer, 11,236.

Equity Compensation Plan Information as of December 31, 2012

During 2012, all equity compensation granted by Lionbridge was granted in the form of grants of stock options (at fair market value), restricted stock and restricted stock units, under either the Lionbridge 2005 Stock Incentive Plan or the 2011 Stock Incentive Plan (together, the “Stock Incentive Plans”). During 2012, 2,513,121 equity awards were granted under the Stock Incentive Plans as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,723,179	$5.01	1,776,803
Equity compensation plans not approved by security holders	0	0	0
Total	2,723,179	$5.01	1,776,803

Approval of an Amendment to the 2011 Stock Incentive Plan

Overview and Executive Summary. On May 3, 2011, the Stockholders of the Company approved the Company’s 2011 Stock Incentive Plan (the “2011 Plan”) and authorized up to 4.5 million shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) for issuance pursuant to awards granted under the 2011 Plan. The shares authorized for issuance under the 2011 Plan were anticipated to be sufficient to meet the Company’s anticipated incentive and retention needs for two years. Accordingly, the Board of Directors has unanimously recommended to the stockholders the approval of an amendment to the 2011 Plan to provide for the issuance of an additional 4,000,000 shares thereunder.

An authorization of additional shares under the 2011 Plan will allow Lionbridge and its Board of Directors to maintain and enhance key policies and practices designed to align employee and shareholder interests and provide a meaningful reward for achievement of defined performance objectives. All of our 5,000 employees are eligible for awards under the 2011 Plan.

The Board of Directors believes that the proposed amendment of the 2011 Plan is necessary to allow the continued issuance of long-term, performance-based equity-based incentives to present and future key employees that are linked to the achievement of our central strategic goal: Enhancement of our position as a leading provider of state-of the-art global language and enterprise crowd-shoring solutions and technologies across all touchpoints of the customer lifecycle.

As we continue to execute our strategic vision, particularly the development and expansion of our Enterprise Crowdsourcing solutions and our language technologies known as TranslationWorkspace™ and GeoFluent™, we will need to attract and retain exceptional employees by providing equity awards competitive with those of companies with which we compete for talent. We note the considerable progress made since 2011 on key strategic initiatives, including establishing the foundation for Enterprise Crowd-shoring solutions, further developing and commercializing GeoFluent as a real-time translation solution, development of new language based service offerings such as Global Marketing Operations (GMO) and expanding our global engineering capabilities through the acquisition of Productive Resources, Inc. These successes were due in large part to the Company’s ability to offer a competitive, performance-based compensation program designed to reward achievement of defined goals and attract and retain top talent. To continue to build on these successes, we require the ability to continue to issue equity, of which a large portion will be long-term or performance-based awards. We expect that the shares requested through the amendment to the 2011 Plan will be sufficient to meet our requirements for equity-based compensation for key employees through 2015.

Approval of the amendment to the 2011 Plan supports our achievement of the following objectives:

•

Create a Performance-driven Culture to Accelerate the Achievement of our Strategic Goal. We anticipate granting significant performance-based equity awards to key executives and employees over the next two years in support of our strategic transformation and to align compensation with the achievement of defined strategic, financial, operational, profitability and technological objectives.

•

Attract, retain and motivate key talent necessary to achieve our Strategic Goal. We believe equity awards are an essential part of the compensation packages necessary for us to attract and retain experienced officers and employees and to unify the employee base in an extremely competitive industry. Our ability to offer meaningful and competitive equity-based compensation has allowed us to attract new senior leaders over the past two years, including the Chief Marketing Officer who is spearheading the GMO activities, among other initiatives, and a Senior Vice President who is developing the Company’s Enterprise Crowdsourcing platform and offering. These new leaders complement the existing management team, who continue to lead the Company’s successes in the more established product lines of localization, content development, interpretations and commercialization of language technologies.

•

Create shareholder value. We believe we can best create shareholder value by rewarding our key employees who act as business owners and achieve defined objectives. We believe that providing key employees with an equity stake as part of its overall compensation program can effectively align employee and shareholder interests by motivating and rewarding long-term performance that will enhance shareholder value. Between January 1, 2011 and December 31, 2012, the two-year measurement period in our long-term incentive performance awards, our stock price increased by nearly 9%.

•

Use a mix of cash and equity for an appropriate balance of reward for achievement of critical short and long-term goals. The 2011 Plan allows for the grant of stock options, restricted stock and restricted stock units, performance-based stock awards or stock appreciation rights, as deemed appropriate by the Nominating and Compensation Committee and management. This will allow us to meet our total compensation objectives and be responsive to a changing tax, accounting and corporate governance environment. It will allow us to continue to issue a growing portion of equity in the form of performance-based awards, with vesting tied to the attainment of long-term strategic, financial, operational, profitability and technological milestones.

Dilution and Burn-Rate. From inception, Lionbridge has chosen to issue equity judiciously and in a manner to minimize dilution to existing shareholders. During the recent economic downturn, Lionbridge’s equity compensation practices were not altered to maintain monetary value of equity awards, which would have resulted in significantly larger equity grants. Instead, and reflecting our objective of creating a performance-driven culture, we have converted an increasing portion of time-based awards to performance based awards. As a result, we believe our burn-rate related to equity grants over the past three years is 3.46%, well below (more than 50% below) the industry threshold of 7.26% and we believe, well within ISS’s guidelines. Our burn-rate under the ISS adjusted methodology is 4.81%, also well below the industry threshold. In addition, we believe that the shares requested by the Company under the proposed amendment to 2011 Plan are well within the ISS guidelines for both dilution and shareholder value transfer.

Sound Plan Design. The 2011 Plan contains a number of provisions that the Board believes are consistent with the interests of shareholders, sound corporate governance practices and the Company’s equity compensation philosophy:

•	No annual “Evergreen” Provision. The 2011 Plan authorizes a fixed number of shares, thereby requiring shareholder approval of any additional authorization of shares.

•

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of the Company’s Common Stock on the date the stock option or stock appreciation right is granted.

•	No Stock Option or Stock Appreciation Right Repricings. The 2011 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•

No Reload Rights. Stock options granted under the 2011 Plan will not contain provisions entitling participants to automatic grant of additional stock options in connection with the exercise of the original option.

•

Vesting. All equity awards where vesting is based solely on continued employment have minimum vesting requirements of at least one year for stock options and stock appreciation rights and three years for all other awards except in certain limited circumstances.

•

Independent Committee. As it relates to the Company’s employees, the 2011 Plan will be governed by a Committee, which consists of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and which meets the directors’ independence criteria of the National Association of Securities Dealers Automated Quotations (NASDAQ).

If the share increase to the 2011 Plan is not approved, the Company may be unable to provide suitable long-term equity-based incentive or retention awards to present and future employees. The Company has not at the present time determined who will receive equity awards under the 2011 Plan if the additional shares of Common Stock are authorized and approved by the stockholders.

Recommendation. The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes approval of the amendment to the 2011 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of an additional 4,000,000 shares of Common Stock for issuance under the 2011 Plan.

Description of the 2011 Plan

The following is a brief summary of the 2011 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Awards

The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. The typical vesting period for Options is 25% on the first anniversary of grant date and 12.5% each six month anniversary thereafter. Options may be granted at an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. Options may not be granted for a term in excess of ten years. The Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant) or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 10% of the total number of shares authorized under the 2011 Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such units vest pursuant to the terms and conditions established by the Board of Directors. Restricted Stock Unit Awards may vest no sooner than ratably over three years from the date of grant, except in the case of Performance Awards (which may vest no sooner than one year from date of grant) or for shares issued in lieu of cash bonuses; shares issued as an inducement of employment or upon promotion (provided that no more than 10% of the total number of shares authorized under the 2011 Plan may be so issued, and provided further that such Awards may vest no sooner than one year from date of grant); or shares issued through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Company as a result of a merger or other corporate transaction.

Other Cash-Based and Stock-Based Awards. Under the 2011 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future. In addition, the Board of Directors has the right to grant Awards that may be settled in cash.

Performance Conditions

The Nominating and Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a Participant will vest solely upon the achievement of specific performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles,

(iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the division, function or line of business in which the Participant works and may cover such period as may be specified by the Nominating and Compensation Committee; and (iii) will be set by the Nominating and Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

All of our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2011 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

Individual Limitations on Awards

The maximum number of shares of Common Stock with respect to which Options and SARs may be granted to any Participant under the 2011 Plan shall be 1,000,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Performance Awards granted under the Plan to any one Participant per calendar year is 750,000, or $4,000,000 to the extent the Award is settled in cash. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period.

Plan Benefits

As of January 1, 2013, approximately 5,000 persons were eligible to receive Awards under the 2011 Plan, including the Company’s six executive officers and six eligible Non-Employee Directors. The granting of Awards under the 2011 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group except for non-employee directors who receive automatic grants as described above.

On March 1, 2013, the last reported sale price of the Company Common Stock on the NASDAQ National Market was $3.85. Based solely on that price, the maximum aggregate value of the additional 4,000,000 shares to be issued under the 2011 Plan is $15,400,000.

Administration

The Plan is administered by the Nominating and Compensation Committee of the Board of Directors, with the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2011 Plan and to interpret the provisions of the 2011 Plan.

Subject to any applicable limitations contained in the 2011 Plan, the Nominating and Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Committee is required to make appropriate adjustments in connection with the 2011 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Nominating and Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The Nominating and Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2011 Plan, subject, however, in the case of incentive stock options to any limitations under the Code. Moreover, shares of Common Stock tendered to the Company by a participant to purchase shares of Common Stock upon the exercise of an award or to satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) will not be added back to the number of shares available for future grants of Awards under the 2011 Plan.

Amendment or Termination

No Award may be made under the 2011 Plan after March 9, 2021 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2011 Plan;

provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2011 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option.

If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests and shares of Common Stock are transferred to the Participant, the participant will have income on the date of transfer in an amount equal to the fair market value of the stock on the date of transfer less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2011 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction may be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NO. 3

Advisory Vote on Executive Compensation

The Board would like the support of our stockholders for the compensation of its named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. The Compensation Discussion and Analysis, beginning on page 18 of this Proxy Statement, describes the Company’s executive compensation program and the decisions made by the Nominating and Compensation Committee in 2012 in more detail.

This non-binding advisory vote on the compensation of our named executive officers allows you to express your opinion about our executive compensation programs. As we seek to align our executive compensation programs with our long-term strategy, performance and stockholders’ interests, we ask that our stockholders annually approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables contained in this Proxy Statement. The Nominating and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the compensation of the Company’s named executive officers, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

The Committee and the Board note in particular our stockholders’ strong endorsement in 2011 and 2012 for the Company’s executive compensation program as evidenced by the overwhelming support of the advisory vote on Executive Compensation at the 2012 Annual Meeting of Stockholders. Accordingly, the Committee has maintained the structure of its executive compensation programs this year, with its continued emphasis on achievement of defined performance metrics. As many of our stockholders requested the opportunity to provide an advisory vote on executive compensation on an annual basis, we have committed to honoring this request.

Highlights of our Executive Compensation programs include the following:

•

Reward Achievement of Long-Term Goals. Our executive compensation program is heavily weighted toward the achievement of defined performance metrics. A significant portion of cash and equity awards granted to our executives and other key employees will vest only upon the attainment of long-term revenue and profitability metrics. A portion of equity grants are in the form of time-based awards, with vesting over three years to ensure our employees’ interests are aligned with those of our shareholders for the long-term performance of Lionbridge. We are pleased that in 2012, Lionbridge has increased our GAAP net income nearly six-fold year on year, on revenue growth of $29.3 million or 7% year-on-year.

•

Reduced Awards when Performance Metrics are not Achieved. Our Nominating and Compensation Committee has set a high bar for achievement of defined metrics. By design, when these metrics are not fully achieved, awards are reduced or on occasion, forfeited altogether. In 2011, Executive Officers forfeited over 10% of the shares granted in 2010 as an LTIP when the Company failed to fully meet the two-year financial performance metrics required for full vesting. Similarly, in 2012, Executive Officers forfeited over 6% of the shares granted in June 2010 as an LTIP when the Company failed to fully meet the three year financial performance required for full vesting and forfeited 10% of the shares granted in February 2011 as an LTIP when the Company failed to fully achieve the revenue target. Similarly, the MIP cash incentive plan payouts in 2012 were less than the potential payouts under the plan as the annual revenue target was not fully achieved. In addition, 2012 funding of the personal objective portion of the MIP was significantly less than the target, reflecting less than full attainment of these objectives. Accordingly, payout for that portion of the MIP in 2012 was between 10% and 17% for each executive officer.

•	Total Compensation Below Peer Group. Our CEO total compensation is below the median and mean compensation of Peer Group companies and is in the lowest 25% of Peer Group Companies.

•

Appropriate Balance of Fixed and Variable Compensation. Our executive compensation programs provide an appropriate mix of both fixed and variable components. Awards are tied to achievement of a variety of performance indicators, rather than any one indicator. A mix of equity and cash awards are used to achieve an appropriate balance of reward for the achievement of critical shorter and long-term objectives related to revenue, profitability and strategic metrics, and to provide an effective retention and incentive objectives.

•

Maximum Payouts and Minimum Thresholds. Our cash and equity performance-based programs are subject to maximum payouts, which we believe mitigate excessive risk-taking and excessive compensation. Even if the Company dramatically exceeds plan metrics, payouts are limited. Conversely, these programs are also subject to a minimum threshold for payout of each component and if that minimum threshold is not achieved, no payout is made.

•

Program Design Discourages Excessive Risk-Taking. We use restricted stock and restricted stock units more frequently than stock options for equity awards because restricted stock and restricted stock units retain value even if the stock price declines so that employees are less likely to take unreasonable risks to get, or keep, options “in-the-money”. Our short-term cash incentive plan (the “Management Incentive Plan”) is a cash-based plan, which results in less total compensation being tied solely to stock performance, and rewards achievement of multiple metrics rather than one metric.

•

Ethics and Integrity. We take pride in our strong ethical culture and adherence to strict internal controls over our financial systems. In particular, processes to measure and calculate the achievement of performance metrics have been designed to keep them from being susceptible to manipulation by any employee. We have held our employees worldwide to these standards of ethics and compliance.

The Nominating and Compensation Committee believes its executive compensation programs in 2012 rewarded the business expansion and development, operating leverage and technology advancements generated by the Company during the year, without encouraging or rewarding inappropriate risk-taking detrimental to the Company. The absence of full achievement of the revenue target as well as personal objectives in 2012 were appropriately reflected in reduced payouts to our Executives Officers in 2012.

For all of these reasons, we believe our executive compensation program is well-designed, appropriately links executive pay with Company performance and has demonstrated that it incentivizes desirable behavior from our executives.

We recommend that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 4

Ratification of Appointment of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors of the Company’s consolidated financial statements for 2013. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PWC as the Company’s independent auditors for the 2013 fiscal year. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders. Representatives of PWC are expected to be present at the Annual Meeting and to respond to questions.

We recommend that you vote FOR Proposal No. 4 to ratify the appointment of PWC as our Independent Auditor for 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee of the Company’s Board of Directors is charged pursuant to its Charter with reviewing, approving and ratifying any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company’s filings with the SEC pursuant to Item 404 of Regulation S-K (a “Related Person Transaction”). In considering any Related Person Transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved (including whether the transaction amount exceeds $120,000), the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, the Company’s obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any Related Person Transaction. The Audit Committee reports its determination regarding any Related Person Transaction to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors. No potential Related Person Transactions were brought to the Audit Committee for consideration in 2012.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of Messrs. Fisher (Chairman), de Chazal and Noonan, none of whom is an officer or employee of the Company. Each member of the Audit Committee is “independent” as defined in NASDAQ Rule 5605(a)(2). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee has adopted a policy requiring that the provision of audit and permitted non-audit services by any outside auditor be approved in advance by the Committee.

The Audit Committee has reviewed the audited financial statements of the Company at December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, and has discussed them with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Codification of Statements on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP that firm’s independence. Based on the above procedures, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully Submitted by the Audit Committee:

Steven Fisher, Chairman

Guy L. de Chazal

Jack Noonan

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in proxy materials for Lionbridge’s 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be submitted to the Secretary of Lionbridge in writing and received at the executive offices of Lionbridge by November 22, 2013. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals and must satisfy the notice procedures for stockholder proposals set forth in the Lionbridge by-laws.

The Lionbridge by-laws require that for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely written notice thereof, containing the information required by the Lionbridge by-laws, to the Secretary of Lionbridge. To be timely, a stockholder’s notice containing the information required by the Lionbridge by-laws must be delivered to the Secretary at the principal executive offices of Lionbridge not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder proposal made under Lionbridge’s by-laws and outside of Rule 14a-8 of the Exchange Act or for a director nomination to be considered at the Lionbridge 2014 Annual Meeting of Stockholders to be considered “timely,” it must be received by Lionbridge not later than January 31, 2014 and not before January 3, 2014. However, if the annual meeting is more than 30 days before or 60 days after such anniversary date or if no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, stockholders must give written notice no later than the close of business on the later of the 90th day prior to such annual meeting or the10th day after Lionbridge makes the first public announcement of the date of such meeting.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD AND THE COMPANY

Lionbridge stockholders are encouraged to communicate with the Company. The following communication options are available.

If you would like to receive information about Lionbridge, you may use one of the following methods:

•

Lionbridge’s Internet site, located at www.lionbridge.com, contains service and product offerings, news and other information. Lionbridge’s Investor Relations Web site, located at http://investors.lionbridge.com, contains company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and link to Lionbridge’s filings with the Securities and Exchange Commission. An online version of this proxy statement and of Lionbridge’s 2012 Annual Report to Stockholders, as well as all of Lionbridge’s filings with the Securities and Exchange Commission, are available through at http://investors.lionbridge.com.

•

To have information such as Lionbridge’s latest quarterly earnings release, Form 10-K, Form 10-Q or annual report mailed to you, please call Lionbridge Investor Relations at (781) 434-6000, or send an email request to Investor_Relations@lionbridge.com.

If you would like to contact us, please call Lionbridge Investor Relations at (781) 434-6000, send an email request to Investor_Relations@lionbridge.com, or send correspondence to Lionbridge Technologies, Inc., Attn: Investor Relations, 1050 Winter Street, Waltham, MA 02451.

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

If you would like to contact the Board of Directors or any specific individual director, please send your correspondence to Lionbridge Technologies, Inc. Board of Directors, Attention: Corporate Secretary, 1050 Winter Street, Waltham, MA 02451.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as Lionbridge’s independent auditor for the years ended December 31, 2012 and 2011, and the Audit Committee has approved its reappointment as auditor for the year ended December 31, 2013.

The Board has not proposed that any formal action be taken at the Annual Meeting with respect to the engagement of PricewaterhouseCoopers LLP as Lionbridge’s independent auditor for the year ended December 31, 2013 because no action is required by the Company’s Second Amended and Restated Certificate of Incorporation, By-Laws or under Delaware law. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be available to answer questions. They will have the opportunity to make a statement at the Annual Meeting if they desire.

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 2-01 of Regulation S-X promulgated thereunder (“Rule 2-01”), the Audit Committee has pre-approved the engagement of PricewaterhouseCoopers LLP to perform all auditing services for the benefit of the Company, including the performance of any audit required by the Exchange Act and the rules promulgated thereunder.

The Audit Committee has adopted a policy and procedures which set forth the manner in which the Audit Committee will review and approve all services to be provided by PricewaterhouseCoopers LLP before the firm is retained.

Under the provisions of this policy, certain services including annual audit services, audit related services and income tax services are subject to the Audit Committee’s “general” pre-approval on an annual basis in advance of the year during which such services will be rendered. All tax services were subject to specific pre-approval in 2012 and the annual audit services, including services related to the preparation of statutory accounts were approved under the general pre-approval authority of the Committee. Certain other services, including tax planning services, and any other services are subject to specific pre-approval and engagement by the Audit Committee on a case by case basis. The Audit Committee has the discretion to delegate either type of pre-approval authority to its chairperson or other committee members.

Representatives of PricewaterhouseCoopers LLP participated in all meetings of the Audit Committee in 2012 that related to the review of unaudited quarterly and audited annual financial results. The Audit Committee pre-approves and reviews audit and non-audit services performed by PricewaterhouseCoopers LLP as well as the fees charged by it for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditors’ independence. All of the fees described below were approved by the Audit Committee in 2012.

Audit Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of Lionbridge’s consolidated financial statements included in our Annual Reports on Form 10-K, reviews of Lionbridge’s consolidated financial statements included in our Quarterly Reports on Form 10-Q, and fees for services performed in connection with statutory and regulatory filings for the years ended December 31, 2012 and 2011 were $1,907,000 and $1,780,692, respectively.

The Audit Committee did not make use of the de minimus exception to pre-approval requirement contained in the Securities and Exchange Commission’s rules. All of the services described in this paragraph were pre-approved by the Audit Committee.

Audit-Related Fees: Total fees for assurance and related services rendered by PricewaterhouseCoopers LLP and reasonably related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2012 and 2011 were $20,000 and $4,400, respectively. These fees related to services in connection with a Registration Statement on Form S-8 filed in 2011 and services in connection with responding to a routine review of Lionbridge’s Annual Report on Form 10-K by the SEC in 2012.

Tax Fees: Total fees for professional services rendered by PricewaterhouseCoopers LLP in connection with tax compliance and advisory services for the years ended December 31, 2012 and 2011 were $38,000 and $89,175, respectively. These fees include professional services provided in connection with international tax planning and advisory services. All of the services described in this paragraph were pre-approved by the Audit Committee.

All Other Fees: There were fees of $1,800 and $1,500 paid to PricewaterhouseCoopers LLP related to an accounting software license for each of the years ended December 31, 2012 and 2011, respectively.

The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

EXPENSES AND SOLICITATION

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or e-mail. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company also may be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm’s customary fees and expenses.

The contents of and the sending of this Proxy Statement have been unanimously approved by the Board of Directors of the Company.

Appendix A

LIONBRIDGE TECHNOLOGIES, INC.

2011 STOCK INCENTIVE PLAN

Amended and Restated

1. Purpose

The purpose of this 2011 Stock Incentive Plan (the “Plan”) of Lionbridge Technologies, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units, cash-based awards and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Plan Administration and Discretionary Authority.

(1) The Plan will be administered by the Nominating and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan (a “Committee”), which committee shall consist of two or more members of the Board, each of whom is both a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of such term as contained in applicable regulations interpreting section 162(m) of the Code. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or section 162(m) of the Code, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

(2) The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Award Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) subject to the terms of the Plan, accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective permitted transferees, estates, beneficiaries and legal representatives. No director or person acting pursuant to the authority delegated by the Committee shall be liable for any action or determination relating to or under the Plan made in good faith. In the case of an Award intended to be eligible for the performance-based compensation exemption under section 162(m) of the Code, the Committee shall exercise its discretion consistent with qualifying the Award for such exemption.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to one or more directors and/or officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 8,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. In the event the Company repurchases shares of Common Stock on the open market, such shares shall not be added to the shares of Common Stock available for issuance under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Options or SARs may be granted to any Participant under the Plan shall be 1,000,000 per calendar year and the maximum number of shares of Common Stock that may be subject to Performance Awards granted under the Plan to any one Participant per calendar year is 750,000, or $4,000,000 to the extent the Award is settled in cash. The maximum number of shares of Common Stock that may be subject to a Performance Award that provides for a performance period longer than one calendar year shall be based upon the foregoing annual maximum limits multiplied by the number of full calendar years in the performance period. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5. Stock Options

(a) General. The Committee may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Lionbridge Technologies, Inc., any of Lionbridge Technologies, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Committee pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement provided, however, that the exercise price of such Option shall not be less than 100% than the fair market value of the Common Stock on the date of grant (“Fair Market Value”).

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable option agreement. However, no option will remain exercisable for a period greater than ten years from the date of grant and no option will become exercisable in whole or in part in less than one year unless:

(1) the Option was granted as an inducement to an individual becoming an employee of the Company or in connection with the individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee); provided, however that no more than 10% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan; or

(2) the Option was granted in lieu of a previously earned cash award.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Committee shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Committee).

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

(4) by delivery of shares of Common Stock owned by the Participant valued at Fair Market Value; provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(5) to the extent permitted by applicable law including, without limitation, Section 402 of the Sarbanes-Oxley Act and the rules thereunder, and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Committee, or (ii) payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Committee may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore cash or new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6. Cash-Based Awards.

The Committee may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Common Stock, as the Committee determines.

7. Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. No SAR will become exercisable in whole or in part in less than one year. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Committee in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Committee in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee, together with any other documents required by the Committee.

8. Restricted Stock; Restricted Stock Units.

(a) General. The Committee may grant Awards entitling recipients to receive or acquire at a price determined by the Committee shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. Instead of granting Awards for Restricted Stock, the Committee may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions. The Committee shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Limitations on Vesting.

(1) Restricted Stock Awards (including any Other Stock Based Awards) that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33- 1/3% vested prior to the second anniversary of the date of grant, and no more than 66- 2/3% vested prior to the third anniversary of the date of grant, and such restrictions may be modified only after the grant thereof . Restricted Stock Awards (including any Other Stock Based Awards) that provide for vesting based on performance shall not vest prior to the first anniversary of the date of grant, and such restrictions may be modified only after the grant thereof. For the avoidance of doubt, the aforesaid restrictions on vesting do not apply to SARs and Options, or as otherwise provided for herein. This subsection (c)(1) shall not apply to (A) Awards granted pursuant to Section 11(i), (B) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company, (C) Awards granted as an inducement to employment with the Company or in connection with an individual’s promotion to a more senior position within the Company (as determined in the discretion of the Committee), provided, however that no more than 10% of the total number of shares authorized under the Plan may be so issued in the aggregate during the term of the Plan, or (D) Awards granted in lieu of a previously earned cash award.

(2) Notwithstanding any other provision of this Plan, the Committee may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the

Restricted Stock Award, provided that the Committee may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Committee, either (i) deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or (ii) recorded in electronic “book entry” form or otherwise in its records by the Company or a stock transfer agent of the Company. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

10. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Committee shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Committee determines: (i) provide that Awards shall be terminated unless they are assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that some or all of the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Committee may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(d) Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Committee may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations. Stock certificates to individuals under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the company shall have mailed such certificates in the United States mail, addressed to the holder, at the holder’s last known address on file with the Company. Uncertificated Common Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the holder by electronic mail (with proof of receipt) or by United States mail, address to the holder, at the holder’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). All certificates for Common Stock delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign jurisdictions, securities or other laws, rules and quotation system on which the Common Stock is listed, quoted or traded. The Committee may place legends on any Common Stock certificate to reference restrictions applicable to the Common Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations or requirements. The Administrator shall have the right to require any individual to comply with any timing and other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(h) Acceleration. Except as otherwise provided in Section 5, The Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(j) Performance Conditions.

(1) This Section 11(j) shall be administered by a Committee approved by the Committee, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award, Cash-Based Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 11(j) is applicable to such Award.

(3) If a Restricted Stock Award, Cash-Based Award or Other Stock Unit Award is subject to this Section 11(j), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) achievement of post-acquisition cost reductions and operating synergies, (i) regulatory compliance, (j) improvement of financial ratings, (k) achievement of balance sheet objectives, (l) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs and (vi) fluctuations in foreign currency exchange rates. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award, Cash-Based Award or Other Stock Unit Award that is subject to this Section 11(j), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 11(j) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Committee, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Committee or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time; provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval.

(e) Provisions for Foreign Participants. The Committee may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

LIONBRIDGE TECHNOLOGIES, INC. 1050 WINTER STREET SUITE 2300 WALTHAM, MA 02451

VOTE IN PERSON

You may attend the meeting and request a ballot to vote in person. Directions to the location of the Meeting are available at http://www.lionbridge.com/lionbridge/en-US/company/locations/the-americas.htm#Waltham by clicking on the link to “Directions” to our Waltham office.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Do not return your Proxy Card if you are voting by Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M41855-P20667	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LIONBRIDGE TECHNOLOGIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL on Proposal 1.	☐	☐	☐
1. To elect two members of the Board of Directors for a three-year term as Class II Directors consisting of the following nominees		.
Nominees:
01) Edward A. Blechschmidt
02) Guy de Chazal
	The Board of Directors recommends you vote FOR on Proposals 2, 3 and 4.				For	Against	Abstain

2.  To adopt and approve an amendment to the 2011 Stock Incentive Plan (the “Plan”) to increase the number of shares available under the Plan from 4,500,000 to 8,500,000, an increase of 4,000,000 shares.

					☐	☐	☐
3. Advisory vote to approve named executive officer compensation.
	4. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.				☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed by the undersigned stockholder.
	For address changes and/or comments, please check this box and write them on the back where indicated.		☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

NOTE: Please sign exactly as your name(s) appear on this card. When signing as attorney, executive, administrator, or other fiduciary, please give your full title. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

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M41856-P20667

PROXY

Lionbridge Technologies, Inc.

1050 Winter Street

Waltham, Massachusetts 02451

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rory J. Cowan, Donald M. Muir and Margaret A. Shukur, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Lionbridge Technologies, Inc., a Delaware corporation (“Lionbridge”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lionbridge to be held on May 3, 2013, at 10:00 A.M. Eastern Time at 1050 Winter Street, Suite 2300, Waltham, Massachusetts 02451 (the “Annual Meeting”).

If no direction is made, this proxy will be voted FOR the election for all of the nominees for Director and FOR Proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Address Changes/Comments:
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) [Continued and to be dated and signed on reverse side] SEE REVERSE SIDE SEE REVERSE SIDE